MATTHEW J. PLATKIN ATTORNEY GENERAL OF NEW JERSEY R.J. Hughes Justice Complex 25 Market Street, P.O. Box 093 Trenton, New Jersey 08625-0093 Attorney for Plaintiffs By: Gwen Farley Deputy Attorney General Attorney ID No. 000081999 Ph. (609) 376-2740 Gwen.Farley@law.njoag.gov UNITED STATES DISTRICT COURT DISTRICT OF NEW JERSEY NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION; THE COMMISSIONER OF THE NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION; and THE ADMINISTRATOR OF THE NEW JERSEY SPILL COMPENSATION FUND, Plaintiffs, v. E. I. DU PONT DE NEMOURS AND COMPANY; THE CHEMOURS COMPANY; THE CHEMOURS COMPANY FC, LLC; THE 3M COMPANY; DUPONT SPECIALTY PRODUCTS USA, LLC; CORTEVA, INC.; DUPONT DE NEMOURS, INC.; and “ABC CORPORATIONS” 1-10 (NAMES FICTITIOUS), Defendants. Case No.: 1:19-cv-14758-RMB-JBC Civil Action This document relates to: Case No.: 1:19-cv-14758-RMB-JBC 1:19-cv-14765-RMB-JBC 1:19-cv-14766-RMB-JBC 1:19-cv-14767-RMB-JBC JUDICIAL CONSENT ORDER AS TO DEFENDANTS E. I. DUPONT DE NEMOURS AND COMPANY, THE CHEMOURS COMPANY, THE CHEMOURS COMPANY FC, LLC, DUPONT SPECIALTY PRODUCTS USA, LLC, CORTEVA, INC., AND DUPONT DE NEMOURS, INC. This matter was opened to the Court by Matthew J. Platkin, Attorney General of New Jersey, Deputy Attorney General Gwen Farley, appearing, and Kelley Drye & Warren LLP, the Law Offices of John K. Dema, P.C., Cohn, Lifland, Pearlman, Herrmann & Knopf LLP, and Taft Stettinius & Hollister, LLP, Special Counsel to the Attorney General, appearing, as attorneys for Plaintiffs New Jersey Department of Environmental Protection (the “Department”) and the

2 Commissioner of Environmental Protection (the “Commissioner”), in their named capacity, as parens patriae, and as Trustee of the Natural Resources of the State of New Jersey (“State”), and the Administrator of the New Jersey Spill Compensation Fund (the “Administrator”) (the Department, Commissioner, and Administrator collectively, “Plaintiffs”), and Cravath, Swaine & Moore LLP, representing Defendants EIDP, Inc. (f/k/a E. I. du Pont de Nemours and Company) (“EIDP”) and Corteva, Inc. (“Corteva”), Kirkland & Ellis LLP, representing Defendants DuPont de Nemours Inc. (“New DuPont”) and DuPont Specialty Products USA, LLC (“DuPont Specialty Products”), and Wachtell, Lipton, Rosen & Katz, representing Defendants The Chemours Company (“Chemours”) and The Chemours Company FC, LLC (“Chemours FC”) (EIDP, Corteva, New DuPont, DuPont Specialty Products, Chemours, and Chemours FC, collectively, “Settling Defendants”). Plaintiffs are joined by the New Jersey Division of Consumer Affairs and its Director (collectively, “DCA,” and collectively with Plaintiffs and the State, “Settling Plaintiffs”) in the AFFF Litigation (as defined below), and as a Party to this Judicial Consent Order (“JCO”). The Attorney General and the Director of DCA (“Director”) will be added to the caption of this case for purposes of this JCO upon entry of the JCO. These Parties, having amicably and in good faith resolved their disputes, seek Court approval and entry of this JCO as follows: I. BACKGROUND A. Defendant Chemours is a corporation organized under the laws of Delaware, with its principal place of business located at 1007 Market Street, Wilmington, Delaware 19899. Chemours was a wholly owned subsidiary of EIDP until July 2015, when EIDP spun-off Chemours as a separate publicly traded entity. Plaintiffs allege that, in connection with the spin-off, Chemours assumed direct liability for certain of EIDP’s contamination in New Jersey and elsewhere.

3 B. Defendant Chemours FC is a limited liability company organized under the laws of Delaware, with its principal place of business located at 1007 Market Street, Wilmington, Delaware 19899. Chemours FC is a subsidiary of Chemours that was formed in April 2014. Chemours FC owns the Pompton Lakes Works, Repauno Works, and Chambers Works Sites, as described below. C. Defendant New DuPont, formerly known as DowDuPont Inc., is a corporation organized under the laws of Delaware, with its principal place of business at 974 Centre Road, Wilmington, Delaware 19805. Plaintiffs allege that New DuPont contractually assumed EIDP’s liabilities at issue and being resolved herein. New DuPont denies this allegation. D. Defendant Corteva is a corporation duly organized under the laws of Delaware, with its principal place of business located at 9330 Zionsville Road, Indianapolis, IN 46268 and 974 Centre Road, Wilmington, Delaware 19805. Plaintiffs allege that Corteva contractually assumed EIDP’s liabilities at issue and being resolved herein. Corteva denies this allegation. E. Defendant EIDP is a corporation organized under the laws of Delaware, with its principal place of business located at 974 Centre Road, Wilmington, Delaware 19805. F. Defendant DuPont Specialty Products is a limited liability company organized under the laws of Delaware, with its principal place of business located at 974 Centre Road, Wilmington, Delaware 19805. On or about June 1, 2019, EIDP transferred ownership of DuPont Specialty Products to New DuPont. DuPont Specialty Products owns the Parlin Site, as described below. G. Pompton Lakes Works is located at 2000 Cannonball Road in Pompton Lakes as well as Wanaque Borough in Passaic County. EIDP operated Pompton Lakes Works until 1994. On or around January 23, 2015, EIDP transferred ownership of Pompton Lakes Works to

4 Chemours FC. Plaintiffs allege that EIDP discharged contaminants, including hazardous substances, pollutants, and wastes, at and from Pompton Lakes Works, including the former Haskell operations, resulting in cleanup and removal costs, and entitling Plaintiffs to other damages and relief. Plaintiffs further allege there are unmet remediation obligations at the Pompton Lakes Works Site, and that EIDP and Chemours have failed to fully delineate the contamination related to the Pompton Lakes Works Site as required under New Jersey law. Settling Defendants deny these allegations. H. Repauno Works is located at 200 North Repauno Avenue, Gibbstown, Greenwich Township, Gloucester County, New Jersey. EIDP owned and operated Repauno Works from 1880 until 2015. In 2015, EIDP transferred Repauno Works to Chemours FC. On June 30, 2016, Chemours FC sold a portion of Repauno Works to Delaware River Partners, LLC, for redevelopment. Plaintiffs allege that EIDP discharged contaminants, including hazardous substances, pollutants, and wastes, at and from Repauno Works, resulting in cleanup and removal costs, and entitling Plaintiffs to other damages and relief. Plaintiffs further allege there are unmet remediation obligations at Repauno Works, and that certain Settling Defendants have failed to fully delineate the contamination related to the Repauno Works Site as required under New Jersey law. Settling Defendants deny these allegations. I. Chambers Works, including the former Carneys Point Works operations, is located at 67 Canal Road and Route 130 in Pennsville and Carneys Point Townships in Salem County. EIDP owned and operated Chambers Works until 2015. Chambers Works is an EPA Lead RCRA GPRA 2020 Site and also has established financial assurance (“CW RCRA FA”). Effective February 1, 2015, EIDP transferred Chambers Works to Chemours FC. In 2015, EIDP leased a portion of Chambers Works from Chemours FC to continue certain operations. On June 1, 2019,

5 EIDP transferred leaseholds in certain portions of Chambers Works to DuPont Specialty Products. Plaintiffs allege that EIDP, DuPont Specialty Products, and Chemours and/or Chemours FC discharged contaminants, including hazardous substances, pollutants, and wastes from Chambers Works, resulting in cleanup and removal costs, and entitling Plaintiffs to other damages and relief. Plaintiffs further allege that there are unmet remediation obligations at the Chambers Works Site, and that Settling Defendants have failed to establish remediation funding sources required under New Jersey law. Settling Defendants deny these allegations. J. The Parlin Site is located at 250 Cheesequake Road, Parlin. The Parlin Site is located in both Sayreville Borough and Old Bridge Township, Middlesex County. On January 29, 2019, EIDP sold all or part of the Parlin Site to DuPont Specialty Products. Plaintiffs allege that Chemours and/or Chemours FC operate on the Parlin Site as tenants. Plaintiffs further allege that EIDP, DuPont Specialty Products, Chemours, and/or Chemours FC have discharged contaminants, including hazardous substances, pollutants, and wastes at and from the Parlin Site, resulting in cleanup and removal costs, and entitling Plaintiffs to other damages and relief. Plaintiffs also allege that there are unmet remediation obligations at the Parlin Site, and that Settling Defendants have failed to establish remediation funding sources required under New Jersey law. Settling Defendants deny these allegations. K. In addition to the above, Plaintiffs allege that certain of the Settling Defendants designed, manufactured, marketed, and sold certain PFAS, as well as PFAS-Containing Products, that were transported, stored, handled, used, released, spilled, disposed of in, and thus resulted in PFAS Contamination in, the State of New Jersey. Settling Defendants deny these allegations. L. Plaintiffs have initiated multiple litigations and have issued multiple administrative directives against certain Settling Defendants seeking various relief concerning the Pompton Lakes

6 Works Site, the Repauno Works Site, the Chambers Works Site, and the Parlin Site, including claims involving PFAS, as well as to take certain action with respect to PFAS on a statewide basis. M. On August 30, 2017, the Department issued a Directive and Notice to Insurers regarding the Chambers Works Site directing EIDP and Chemours FC to prepare a cost estimate for the full cost of remediation of Chambers Works for the Department’s approval and to establish and maintain a Remediation Funding Source, excluding the use of a self-guarantee, for the full cost of the remediation as approved by the Department, and to enter into an Administrative Consent Order requiring them to remediate Chambers Works, among other directives (the “2017 Chambers Works Directive”). On September 6, 2017, counsel for the recipients submitted their “good faith response” to the 2017 Chambers Works Directive. N. On March 26, 2019, Plaintiffs filed a complaint against the Settling Defendants, except DuPont Specialty Products, in the Superior Court of the State of New Jersey, Law Division, Passaic County, captioned N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. PAS-L-000936-19 (N.J. Super. Ct. Law Div. Mar. 26, 2019) (the “Pompton Lakes Works Litigation”). Through the Pompton Lakes Works Litigation, as amended, Plaintiffs assert claims against the Settling Defendants pursuant to the Spill Compensation and Control Act (“Spill Act”), N.J.S.A. 58:10-23.11 to -23.24, the Water Pollution Control Act (“WPCA”), N.J.S.A. 58:10A-1 to -20, the Solid Waste Management Act (“SWMA”), N.J.S.A. 13-1E-1 to -230, the Department’s enabling statute, N.J.S.A. 13:1D-1, et seq., the Uniform Fraudulent Transfer Act, Del. Code. Tit. 6, §§ 1301 to 1312, N.J.S.A. 25:2-20 to -36, and the New Jersey common law, including public nuisance, trespass, negligence/gross negligence/willful or wanton misconduct, and abnormally dangerous activity.

7 O. On March 27, 2019, the Department issued a Directive and Notice to Insurers regarding the Pompton Lakes Works Site (the “Pompton Lakes Works Directive”) directing EIDP, DowDuPont, Inc., DuPont Specialty Products, Chemours FC, Chemours, and other respondents to reimburse the Department for the costs to prepare a natural resource damage assessment of the Pompton Lakes Works Site. On April 23, 2019, EIDP, Chemours, and Chemours FC jointly responded to the Pompton Lakes Directive. P. On March 27, 2019, Plaintiffs filed a complaint against the Settling Defendants, except DuPont Specialty Products, in the Superior Court of the State of New Jersey, Law Division, Gloucester County, captioned N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. GLO-L-000388-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019) (the “Repauno Works Litigation”). Through the Repauno Works Litigation, as amended, Plaintiffs assert claims against the Settling Defendants pursuant to the Spill Act, the WPCA, the SWMA, the Department’s enabling statute, N.J.S.A. 13:1D-1, et seq., the Uniform Fraudulent Transfer Act, Del. Code. Tit. 6, §§ 1301 to 1312, N.J.S.A. 25:2-20 to -36, and New Jersey common law, including public nuisance, trespass, and negligence. Q. On March 27, 2019, Plaintiffs filed a complaint against the Settling Defendants and The 3M Company in the Superior Court of the State of New Jersey, Law Division, Salem County, captioned N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. SLM-L-000057- 19 (N.J. Super. Ct. Law Div. Mar. 27, 2019) (“the Chambers Works Litigation”). Through the Chambers Works Litigation, as amended, Plaintiffs assert claims against the Settling Defendants pursuant to the Spill Act, the WPCA, the Industrial Site Recovery Act (“ISRA”), N.J.S.A. 13:1K- 6 to -13.1, the Brownfield and Contaminated Site Remediation Act (“BCSRA”), N.J.S.A. 58:10B- 1 to -31, the SWMA, the Air Pollution Control Act (“APCA”), N.J.S.A. 26:2C-1 to -68, the New

8 Jersey Safe Drinking Water Act, N.J.S.A. 58:12A-1, et seq. (“NJSDWA”), the Uniform Fraudulent Transfer Act, Del. Code. Tit. 6, §§ 1301 to 1312, N.J.S.A. 25:2-20 to -36, and New Jersey common law, including public nuisance, trespass, negligence/gross negligence/willful or wanton misconduct, and abnormally dangerous activity. R. On March 27, 2019, Plaintiffs filed a complaint against the Settling Defendants and The 3M Company in the Superior Court of the State of New Jersey, Law Division, Middlesex County, captioned N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. MID- L-002448-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019) (the “Parlin Litigation”). Through the Parlin Litigation, as amended, Plaintiffs assert claims against the Settling Defendants pursuant to the Spill Act, the WPCA, the BCSRA, the SWMA, the ISRA, the Uniform Fraudulent Transfer Act, Del. Code. Tit. 6, §§ 1301 to 1312, N.J.S.A. 25:2-20 to -36, and New Jersey common law, including public nuisance, trespass, negligence, and abnormally dangerous activity. S. The Settling Defendants removed the Pompton Lakes Works, Repauno Works, Chambers Works, and Parlin Litigations to this Court on July 5, 2019. See, N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. 1:19-cv-14766-RMB-JBC (Dkt. 1) (Chambers Works Litigation); N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 2:19-cv-14758-RMB-JBC (Dkt. 1) (Pompton Lakes Works Litigation); N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 1:19-cv-14765-RMB-JBC (Dkt. 1) (Repauno Works Litigation); N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 3:19-cv-14767-RMB-JBC (Dkt. 1) (Parlin Works Litigation). The cases were subsequently consolidated for case management (Case No. 2:19-cv-14758, D.E. 31), and are currently before the Chief Judge, the Honorable Renée Marie Bumb.

9 T. The Settling Defendants filed responsive pleadings in the Industrial Sites Litigations denying liability, denying Plaintiffs’ claims and allegations against them, and asserting various defenses to the allegations in the complaints. Additionally, certain of the Settling Defendants filed counterclaims in the Industrial Sites Litigations. U. On March 25, 2019, the Department issued a Statewide PFAS Directive, Information Request, and Notice to Insurers regarding PFAS Contamination in the State to EIDP, Chemours, Chemours FC, DuPont Specialty Products, New DuPont’s predecessor, DowDuPont, Inc., and other respondents (the “Statewide PFAS Directive,” and collectively with the 2017 Chambers Work Directive and the Pompton Lakes Works Directive, the “Spill Act Directives”). The Statewide PFAS Directive was issued pursuant to the authority vested in the Commissioner under the Spill Act, the WPCA, the APCA, and the SWMA. The Directive provides notice that the Department believes the recipients to be responsible for “significant contamination of New Jersey’s natural resources, including the air and waters of the State, with [PFAS].” The Statewide PFAS Directive seeks, among other things, to compel the recipients to provide information about their uses and discharges or potential discharges of certain PFAS into the State’s environment, to meet with the Department to develop a good-faith estimate of costs to investigate, test, treat, clean up, and remove certain PFAS from the State’s environment, including damages for economic impacts of PFAS Contamination, and the recipients’ abilities to pay for or perform the cleanup and removal of certain PFAS. V. On April 17, 2019, EIDP, Chemours, Chemours FC, DowDupont, Inc. and DuPont Specialty Products each responded to the Statewide PFAS Directive. DowDuPont, Inc. supplemented its response on May 1, 2019. EIDP, Chemours, and Chemours FC later supplemented their responses on September 16, 2019.

10 W. On May 14, 2019, Settling Plaintiffs filed a separate lawsuit against EIDP, Chemours, and other suppliers of PFAS ingredients for aqueous film-forming foam (“AFFF”), a PFAS-containing firefighting product, and manufacturers of AFFF (the “AFFF Litigation”) in the Superior Court of New Jersey, Mercer County, captioned Gurbir S. Grewal, et al. v. 3M Co. et al., No. MER-L-000953-19 (N.J. Super. Ct. Law Div. May 14, 2019). EIDP and Chemours are named as defendants in the AFFF Litigation as a manufacturer of certain PFAS ingredients used in AFFF. Through the AFFF Litigation, Settling Plaintiffs assert claims against EIDP and Chemours pursuant to common-law products-liability theories, common-law negligence, common-law public nuisance, and the Spill Act, the Consumer Fraud Act (“CFA”), N.J.S.A. 56:8-1 to -20, the New Jersey Safe Drinking Water Act (“SDWA”), N.J.S.A. 58:12A-1 to -25, and the Federal Safe Drinking Water Act, 42 U.S.C. § 300(f) et seq. The AFFF Litigation was removed to this Court and thereafter transferred to the multidistrict litigation in the United States District Court for the District of South Carolina, In re Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.) (“AFFF MDL”), where it remains pending. X. On December 8, 2021, this Court entered an Order denying Corteva’s and New DuPont’s motions to dismiss the Pompton Lakes Works Litigation for lack of personal jurisdiction or for failure to state a claim pursuant to Federal Rules of Civil Procedure 12(b)(2) and 12(b)(6). (2:19-cv-14758, D.E. 180.) Y. On December 9, 2021, this Court entered an Order reserving the parties’ potential claims, cross-claims, counterclaims, and third-party claims arising out of the Statewide PFAS Directive, except for those based on defendants’ alleged failure to properly respond to the Statewide PFAS Directive with respect to PFAS at or from the Industrial Sites. See Case No. 1:19- cv-14766-RMB-JBC (Dkt. 148).

11 Z. On December 21, 2021, this Court issued an order denying in part and granting in part Settling Defendants’ motions to dismiss the Industrial Sites Litigations with respect to the 2005 Compensatory Restoration Administrative Consent Order (“CRACO”), common law trespass, and common law public nuisance. (See, e.g., Case No. 1:19-cv-14766-RMB-JBC (Dkt. 153); Case No. 2:19-cv-14758, D.E. 196). AA. On August 26, 2022, this Court issued an order denying EIDP, Corteva, and New DuPont’s motion to dismiss a count of Plaintiffs’ Second Amended Complaint in the Chambers Works Litigation for alleged violations of ISRA. See Case No. 1:19-cv-14766-RMB-JBC (Dkt. 206). BB. The first five of seven scheduled bench trials in the Chambers Works Litigation occurred between May 19 and June 9, 2025. See, e.g., Case No. 1:19-cv-14766-RMB-JBC (Dkt. 643, Dkt. 691). Two additional bench trials were scheduled to begin in the summer of 2025. On July 1, 2025, the Court issued an order postponing the trials pending further order of the Court. See id. (Dkt. 709). CC. Settling Plaintiffs assert that, beyond the current claims they are pursuing against the Settling Defendants in the matters referenced above, there is a potentially broad range of additional claims that they could pursue against them related to PFAS. Settling Defendants deny this assertion. DD. The Parties wish to resolve the Industrial Sites Litigations, the AFFF Litigation, and the Department’s Spill Act Directives as set forth herein. They also wish to resolve Settling Defendants’ alleged liability with respect to all PFAS statewide and all other Released Claims as set forth herein.

12 EE. In entering into this JCO, each Settling Plaintiff, acting through and by the Attorney General and on behalf of the State and all executive and administrative offices, departments, agencies, authorities, and instrumentalities of the State, acts in all its capacities to the maximum extent allowable by law, on behalf of and for the benefit of all the State’s Political Subdivisions, citizens, and residents, including: • Each Settling Plaintiff’s capacity as parens patriae; • the Commissioner’s capacity as Trustee of the State’s Natural Resources; • the Director’s responsibility for administering the CFA and its related laws and regulations; • each Settling Plaintiff’s capacity as an entity that owns, operates, manages, holds in trust, or otherwise controls Real Property and/or Personal Property (and/or interests therein), including certain Water Systems, in the State; and • each Settling Plaintiff’s capacity to exercise the State’s sovereign, quasi- sovereign, regulatory, and police powers, to vindicate the interests that can be addressed by those powers, and to protect the health and well-being, both physical and economic, of all Persons subject to the State’s jurisdiction. FF. After a thorough investigation and after carefully considering the relevant circumstances, Settling Plaintiffs have concluded that it would be in the public interest to enter into this JCO to avoid the uncertainties of litigation and to assure that the benefits reflected herein are obtained for the State, Political Subdivisions, citizens, and residents of New Jersey. Settling Plaintiffs have further concluded that the Settling Defendants’ alleged liability with respect to

13 PFAS are best resolved statewide, including environmental, consumer protection, and other liabilities (subject to the exclusions set forth herein), rather than piecemeal, consistent with this JCO. GG. While continuing to deny any violation, wrongdoing, culpability, or liability with respect to any and all Claims that have been or could be asserted by Settling Plaintiffs, and while continuing to specifically deny and dispute the scientific, medical, factual, and other bases asserted in support of any of those Claims, the Settling Defendants have nevertheless concluded that they will voluntarily enter into this JCO to, among other things, avoid the delays, uncertainties, and distraction of further litigation. HH. The Parties recognize and agree, and the Court by entering this JCO finds, that the Parties have negotiated this JCO at arm’s length and in good faith; that the implementation of this JCO will allow the Parties to avoid continued, prolonged, and complicated litigation, including appeals; and that this JCO is fair, reasonable, in the public interest, and consistent with applicable law. THEREFORE, with the consent of the Parties to this JCO, it is hereby ORDERED and ADJUDGED: II. JURISDICTION AND VENUE 1. The Court has subject-matter jurisdiction over this action pursuant to 28 U.S.C. §§ 1331 and 1367. Settling Plaintiffs assert that, beyond the current claims they are pursuing against the Settling Defendants in the matters referenced above, there are additional claims that they could pursue against them under the Comprehensive Environmental Response, Compensation, and Liability Act (“CERCLA”), 42 U.S.C. §§ 9606, 9607, 9613(b). The Court has personal jurisdiction over the Parties for purposes of approving, entering, and implementing this JCO and resolving, solely as to the Settling Defendants, the Industrial Sites Litigations and the

14 AFFF Litigation (together, the “Litigations”). Venue in this Court is proper under 28 U.S.C. §§ 1391(b) and 1395(a), because this action arises from alleged acts or omissions that occurred at the Pompton Lakes Works Site, the Repauno Works Site, the Chambers Works Site, the Parlin Site, and locations where PFAS has been discharged within New Jersey. 2. The Industrial Sites Litigations were removed to this Court pursuant to 28 U.S.C. §§ 1442(a)(1) and 1446(d). 3. For purposes of this Court approving, entering, and implementing this JCO, the Parties waive all objections and defenses they may have to this Court’s jurisdiction over the Parties, the subject matter of this action, and this JCO. The Parties shall not challenge this Court’s jurisdiction to enforce this JCO. III. PARTIES BOUND 4. This JCO applies to, and is binding on, each of the Settling Plaintiffs and the Settling Defendants, as defined herein. IV. DEFINITIONS 5. Whenever, in describing or referring to any person, party, manner, or thing, any word importing the singular number is used, the same shall be understood to include and to apply to several persons or parties as well as to one person or party, and to bodies corporate as well as individuals, and to several matters and things as well as one matter or thing. Unless the specific reference or context clearly indicates otherwise, (a) words expressed in the masculine or feminine form include the masculine, feminine, and gender-neutral forms; (b) the word “will” has the same meaning as the word “shall,” and vice versa; (c) the word “or” is not exclusive; (d) the word “extent” in the phrase “to the extent” (or “to the … extent”) means the degree to which a subject or other thing extends, and such phrase does not simply mean “if”; (e) references to any law include all rules, regulations, and sub-regulatory guidance promulgated thereunder as of the JCO Entry

15 Date (collectively, “Law”); (f) the terms “include,” “includes,” and “including” are deemed to be followed by “without limitation”; and (g) references to dollars or “$” are to United States dollars. 6. Whenever the capitalized terms listed below are used in this JCO, the following definitions apply: “2017 Chambers Works Directive” means the Directive and Notice to Insurers regarding the Chambers Works Site that the Department issued to certain Settling Defendants on August 30, 2017. “3M JCO” means the proposed Judicial Consent Order between Settling Plaintiffs and The 3M Company, formal notice of which was published in the New Jersey Register on July 21, 2025. “Abatement Damages” means damages, excluding Natural Resource Damages, recovered by the Department through the Chambers Works Litigation, the proceeds of which are to be administered and used by the Department, in its sole discretion, for the purpose of improving and protecting public health, safety, and the environment, including but not limited to (i) taking actions to address environmental, public health, and safety-related impacts from Industrial Sites Discharges; and (ii) supporting water quality infrastructure projects, including projects to install, operate, and maintain water treatment in public and private wells sufficient to meet applicable state standards and protect the public health, including with respect to PFAS Contamination. Such damages shall not be used for the purpose of satisfying Settling Defendants’ Remediation obligations. “Abatement Damages Amount” means, subject to Paragraph 11, payments with respect to Abatement Damages under this JCO that constitute restitution or remediation within the meaning of IRS Code section 162(f)(2)(A) and Treas. Reg. section 1.162-21(e)(4), to be held in dedicated

16 Departmental trust accounts for purposes consistent with the administration and use by the Department of Abatement Damages. “Additional CRACO Industrial Sites” means the properties of Agrico Chemical Company, located at Roosevelt Avenue and Liebig Street in Carteret (Program Interest No. G000004565); Cookson Pigments Inc., located at 256 Vanderpool Street in Newark (PI # 005048); DuPont Grasselli Plant, located at South Wood Avenue in Linden (PI # G000001666); and Pitt Consol Chemical Company, located at Doremus Avenue in Newark (PI # G000002172). “Additional Fees and Costs Amount” has the meaning set forth in Paragraph 11. “Administrator” means the chief executive of the New Jersey Spill Compensation Fund. “AFFF” means aqueous film-forming foam, a firefighting product, that contains PFAS. “AFFF Litigation” means the case that Settling Plaintiffs filed against Settling Defendants and that was transferred to the AFFF MDL, captioned Matthew J. Platkin, Attorney General of the State of New Jersey, et al., vs. The 3M Company, et al., MDL No. 2:18-mn-2873; Civ. Action No. 2:19-cv-02199 (D.S.C.) “AFFF MDL” means the multidistrict litigation in the United States District Court for the District of South Carolina, In re Aqueous Film-Forming Foams Products Liability Litigation, MDL No. 2:18-mn-2873 (D.S.C.). “Agreed Scope and/or Costs” means agreements between the PRCRs and the Department reached through the Year One Technical Meetings over the scope of Remediation and/or the cost(s) of any aspect of the Remediation that must be performed for any of the four Industrial Sites to be compliant with federal and State statutes, regulations, and guidance. “Annual Payments” (or “Annual Payment” in the singular) has the meaning set forth in Paragraph 7.

17 “APCA” means the Air Pollution Control Act, N.J.S.A. 26:2C-1 to -68. “Area of Concern” shall be defined in accordance with N.J.A.C. 7:26E. “Attorney General” means the Attorney General of New Jersey. “BCSRA” means the Brownfield and Contaminated Site Remediation Act, N.J.S.A. 58:10B-1 to -31. “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601–9675. “CFA” means the Consumer Fraud Act, N.J.S.A. 56:8-1 to -20. “Chambers Works Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. SLM-L-000057-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019 (complaint filed)), as removed to this Court under the caption N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. 1:19-cv-14766-RMB-JBC (Dkt. 1). “Chambers Works Site” means the facility located at 67 Canal Road and Route 130 in Pennsville and Carneys Point Townships, Salem County, New Jersey, including any location to which Contaminants Discharged at or from the Site have become located. “CW RCRA FA” has the meaning set forth in Paragraph I. “Claim” means any past, present, or future claim, including any counterclaim, cross-claim, action, right, remedy, cause of action, liability, suit, proceeding, demand, damages, injury, loss, payment, judgment, verdict, debt, dues, sum of money, lien, cost or expense (including attorneys’ fees or costs), account, reckoning, bill, covenant, contract, controversy, agreement, obligation, promise, request, assessment, charge, dispute, performance, warranty, omission, grievance, order, or monetary imposition of any sort, in each case in any forum and on any theory, whether legal, equitable, regulatory, administrative, or statutory; arising under federal, state, or local

18 constitutional or common law, statute, regulation, order, guidance, ordinance, contract, or principle of equity; filed or unfiled; asserted or unasserted; fixed, contingent, or non-contingent; known or unknown; patent or latent; open or concealed; discovered or undiscovered; suspected or unsuspected; foreseen, foreseeable, unforeseen, or unforeseeable; matured or unmatured; manifested or not; accrued or unaccrued; ripened or unripened; perfected or unperfected; choate or inchoate; developed or undeveloped; liquidated or unliquidated; now recognized by law or that may be created or recognized in the future by statute, regulation, order, judicial decision, or in any other manner, including any of the foregoing for direct damages, indirect damages, compensatory damages, consequential damages, incidental damages, nominal damages, economic loss, cost recovery, natural resource damages, restoration, diminution, punitive or exemplary damages, statutory and other multiple damages or penalties of any kind, or any other form of damages whatsoever; any request for declaratory, injunctive, or equitable relief, strict liability, joint and several liability, restitution, abatement, subrogation, contribution, indemnity, apportionment, disgorgement, reimbursement, attorneys’ fees, expert fees, consultant fees, fines, penalties, expenses, costs, or any other legal, equitable, civil, administrative, or regulatory remedy whatsoever, whether direct, representative, derivative, class, or individual in nature. It is the intention of this JCO that the definition of “Claim” be as broad, expansive, and inclusive as possible. “Class-Member Public Water System” means any Public Water System that is a class member under the Public Water System Class Settlement, regardless of whether such system has asserted any PFAS Claim against the Settling Defendants. “Commissioner” means the Commissioner of the New Jersey Department of Environmental Protection.

19 “Contamination” or “Contaminant” means any (i) hazardous substance as defined by the Spill Act, N.J.S.A. 58:10-23.11b; hazardous substance designated under CERCLA, as set forth in 40 CFR part 302.4; hazardous waste as defined by the SWMA, N.J.S.A. 13:1E-38; or pollutant as defined by the WPCA, N.J.S.A. 58:10A-3; (ii) PFAS; or (iii) any other substance alleged in the Industrial Sites Litigations to have been Discharged from an Industrial Site. “Corporate Reorganization Claim” means any Claim that was or could have been asserted related to: (i) the transfers, assignments, or assumptions of assets (including real property) or liabilities by, between, or among the Settling Defendants and/or their subsidiaries and/or affiliates in connection with EIDP’s 2015 restructuring and spinoff of its performance chemicals business as Chemours, and including liabilities associated with the performance chemicals business, along with any other transfers, assignments, assumptions, indemnities, exchanges or other similar transactions related to such performance chemicals business, and in connection with the merger of The Dow Chemical Company and EIDP and subsequent restructurings and/or spinoffs of Dow Inc., and Corteva, and the formation of New DuPont (collectively, the “Corporate Reorganizations”); and (ii) any alleged violations of ISRA in any way relating to any aspect of the Corporate Reorganizations, and any damages, penalties, or other relief (including attorneys’ fees) associated with those alleged violations. “Cost Sharing Agreements” means, collectively, (i) the Separation Agreement by and between EIDP and Chemours dated June 26, 2015; (ii) the Separation and Distribution Agreement, dated April 1, 2019, between New DuPont, Corteva, and Dow Inc.; (iii) the Letter Agreement, dated June 1, 2019, between New DuPont and Corteva; and (iv) the Memorandum of Understanding, dated January 22, 2021, between Chemours, New DuPont and Corteva. “Costs, Fees, and Punitive Damages Payment” has the meaning set forth in Paragraph

20 7.c.iii. “Court” (or “this Court”) means the United States District Court for the District of New Jersey unless expressly stated to be a different court. “Covenants Not To Sue” refers to the covenants not to sue in Paragraphs 49 and 50. “Covered PFAS Conduct” means: a. Any actual or alleged act, failure to act, negligence, statement, error, omission, breach of any duty, conduct, event, transaction, agreement, misstatement, misleading statement, or other activity of any kind, intentional or unintentional, whatsoever from the beginning of time through the JCO Entry Date (and any past, present, or future consequence of any such act, failure to act, negligence, statement, error, omission, breach of duty, conduct, event, transaction, agreement, misstatement, misleading statement, or other activity that occurred prior to the JCO Entry Date) that has arisen, is arising, or may arise at any time in the future from, was, is, or will be based on, involved, involves, or will involve, or was, is, or will be caused by PFAS, any Discharge of PFAS, or that did result, is resulting, or will result in PFAS Contamination. Without limiting the foregoing, the term “Covered PFAS Conduct” includes conduct arising from, based on, involving, or caused by: i. the design, development, manufacture, formulation, distribution, handling, control, disposal, marketing, sale, testing, labeling, transportation, import, export, storage, loading, mixing, application, use, and instructions for use of PFAS or any PFAS-Containing Product; ii. any transport, treatment, storage, disposal, or arrangement for transportation, treatment, storage, or disposal, or use of PFAS-containing Sludge or PFAS-containing Wastewater (from any site, facility, or

21 location), including any use for irrigation, spraying on agricultural fields, or manufacturing; iii. any action, activity, omission, or other conduct that in any way resulted in or threatens to result in the presence of PFAS in the Environment, including any known, suspected, or threatened Discharge of any PFAS into the Environment from the beginning of time through the JCO Entry Date, including any known, suspected, or threatened Discharge of PFAS into the Environment that commenced prior to the JCO Entry Date and is continuing as of the JCO Entry Date; iv. compliance with any reporting, recordkeeping, disclosure, notification, or permit-process requirement related to, and any representations or omissions about, PFAS or any PFAS-Containing Product (to the extent any PFAS Claim that could be asserted about such Covered PFAS Conduct arises from, is based on, involves, or is caused by PFAS); or v. any act, use, or employment by any Person of any commercial practice that is allegedly or arguably unconscionable, abusive, or involves deception, fraud, false pretense, false promise, misrepresentation, or the knowing concealment, suppression, or omission of any material fact in connection with the sale or advertisement of PFAS or any PFAS- Containing Product (to the extent any PFAS Claim that could be asserted about such Covered PFAS Conduct arises from, is based on, involves, or is caused by PFAS), including any failure to warn others concerning any human health or environmental hazards associated with PFAS or any

22 PFAS-Containing Product, or concerning the proper use and disposal of such substances or products, and including any such conduct that could be actionable under the CFA, other statutes, or the common law. b. The term “Covered PFAS Conduct” does not include any conduct that a Statewide PFAS Releasor demonstrates, by clear and convincing evidence, arises solely from conduct by one or more Released Entities that occurs entirely after the JCO Entry Date. For the avoidance of doubt, the term “Covered PFAS Conduct” includes conduct involving PFAS that was the result of a Discharge prior to the JCO Entry Date or entered the Environment prior to the JCO Entry Date but migrated or was transported to another location after the JCO Entry Date. c. It is the intention of this JCO that the definition of “Covered PFAS Conduct” be as broad, expansive, and inclusive as possible. “Covered PFAS Harm” means any actual or alleged harm, injury, or damage in any way actually or allegedly arising from, based on, involving, related to or caused by Covered PFAS Conduct, including any actual or alleged harm, injury, or damages actually or allegedly arising from, based on, involving, or caused by PFAS or PFAS Contamination. It is the intention of this JCO that the definition of “Covered PFAS Harm” be as broad, expansive, and inclusive as possible. Without limiting the foregoing, the term “Covered PFAS Harm” includes harm arising from, based on, involving, or caused by: a. the design, engineering, installation, maintenance, or operation of, or cost associated with any kind of treatment, filtration, Remediation, management, investigation, testing, or monitoring of PFAS in, any Drinking Water Supplies or Water System, or the rates for Potable Water that any Statewide PFAS Releasor or Water System charges its customers; b. any Released Entity’s liability for Natural Resource Damages arising from, based

23 on, involving, or caused by PFAS in the State; c. any costs that any Government Entity of the State or of any of the State’s Political Subdivisions has paid or will pay due to impacts that allegedly arose from, were based on, involved, or were caused by PFAS in the Environment or by human exposure to PFAS, including payments (i) to compensate for time spent on cleanup activity, travel to and from any site, contractor costs at any site, or equipment used at any site; (ii) to offset costs of restricting access to a site necessary to perform these other activities; (iii) to any medical facility, healthcare provider, pharmacy, medical or healthcare patient, or healthcare insurer; (iv) to investigate or delineate PFAS compounds; or (v) to compensate for administrative matters, personnel issues, guidance development, or office, utility, or supply costs; or d. any PFAS Claim, including any PFAS Claim involving any public interest or diffused public right (including any claim for punitive damages that may be associated with any PFAS Claim of a public or private entity), that has arisen or may arise at any time in the future from, is or will be based on, involves or will involve, or is or will be caused by PFAS, any Discharge of PFAS, PFAS Contamination, or any PFAS-Containing Product (to the extent such PFAS Claim arises from, is based on, involves, or is caused by PFAS). “CRACO” means the Compensatory Restoration Administrative Consent Order between the Department, the New Jersey Spill Compensation Fund, and EIDP, with an effective date of June 30, 2005, attached as Exhibit E. “CRACO Releasees” means the “Releasees” as defined in paragraph 30 of the CRACO. “Credit-Eligible PFAS Claim” means a PFAS Claim against any Released Entity arising from, based on, involving, or caused by Covered PFAS Conduct or Covered PFAS Harm that occurred entirely or partly in the State, other than a Purely Private PFAS Claim or a Claim that a

24 Public Water System that expressly and timely opted out from the Public Water System Class Settlement filed against Settling Defendants before July 31, 2025. “Day” means a calendar day. “DCA” means the New Jersey Division of Consumer Affairs and its Director. “Delaware Estuary Claims” means any claims or actions for Natural Resource Damages for injuries to or Contamination of the Delaware Estuary, including the Delaware River and/or Delaware Bay. “Department” means the New Jersey Department of Environmental Protection. “Detailed Remediation Cost Estimate Worksheet” means a worksheet in substantially the same form as https://dep.nj.gov/wp- content/uploads/srp/rfs_detailed_cost_estimate_spreadsheet.xlsx or such other worksheet or form the Department may publish in the future. “Director” means the Director of the New Jersey Division of Consumer Affairs. “Discharge” (or “Discharged”) means any intentional or unintentional action or omission resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, or disposing of, or Contamination by, Contaminants into the environment, including the waters, air, or lands of the State, or into waters, air, or lands outside the jurisdiction of the State when damage has or may result to the lands, waters, air, or Natural Resources within the jurisdiction of the State, regardless of whether such discharge was reported to or otherwise known by any Settling Plaintiff. It is the intention of this JCO that the definition of “Discharge” be as broad, expansive, and inclusive as possible. “Discretionary Direct Oversight” means discretionary direct oversight of an Industrial Site under N.J.A.C. 7:26C-14.3.

25 “Dismissal” (or “Dismiss” or “Dismissed”) means dismissal with prejudice, with each Party bearing its own costs, of the pending Litigations brought against any Settling Defendant. “Disputed Scope and/or Costs” means disagreements between the PRCRs and the Department over the scope of Remediation or the cost(s) of any aspect of the Remediation that must be performed for any of the four Industrial Sites to be compliant with federal and State statutes, regulations, and guidance. “Drinking Water Supplies” means any raw or finished water source that is or may be used by a Water System, by a Private Potable Well, or as Potable Water by one or more individuals. “Effective Date” means the date upon which this JCO becomes final and non-appealable. “Environment” means the Waters Of The State, any other Drinking Water Supplies, land surface or subsurface strata, biota, or ambient air within the State or within the jurisdiction of the State. “EPA” means the United States Environmental Protection Agency. “Escrow Account” has the meaning set forth in Paragraph 7.a. “Exhibits” (or “Exhibit” in the singular) means Exhibits A through I, attached to and incorporated by reference in this JCO, so that each Exhibit’s terms are expressly made a part of this JCO. “Final Remediation Document” shall have the meaning in N.J.A.C. 7:26C-1.3. “Government Entity” means a governing body, department, agency, authority, or any other unit or quasi-governmental unit of any federal, State, county, or local government. It is the intention of this JCO that the definition of “Government Entity” be as broad, expansive, and inclusive as possible. “Groundwater” means all water beneath the land surface that is within the saturated zone

26 (below the water table). “Industrial Sites” (“Industrial Site” in the singular form) means the Chambers Works Site, the Parlin Site, the Pompton Lakes Works Site, and the Repauno Works Site, and any divisions or subsections of each. “Industrial Sites Discharges” (“Industrial Site Discharge” in the singular form) means Discharges at or from any of the Industrial Sites prior to the JCO Entry Date. “Industrial Sites Litigations” (“Industrial Site Litigation” in the singular form) means the Chambers Works Litigation, the Parlin Litigation, the Pompton Lakes Works Litigation, and the Repauno Works Litigation. “Industrial Sites Releasors” (“Industrial Sites Releasor” in the singular form) has the meaning set forth in Paragraph 49. “Industrial Sites Release” has the meaning set forth in Paragraph 49. “Initial Payment” has the meaning set forth in Paragraph 7.a. “Interim Remediation Assurance” means one or more forms of Remediation Funding Sources to be established and/or maintained for each Industrial Site as set forth in Paragraph 14, which shall establish interim compliance with N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption), respectively, until such time as the Year One RFS is established, as required herein. “IRS Code” means the Internal Revenue Code of 1986, as amended. “JCO” or “Judicial Consent Order” means this document, including all Exhibits attached hereto. “JCO Entry Date” means the date upon which this JCO is entered by the Court, but no earlier than January 1, 2026.

27 “Known to the Department” means, as of the Notice Date, and for purposes of Paragraph 17.b, information regarding the nature, scope, and extent of Contamination at or from the Industrial Sites that is: (a) within the scope of the Department’s actual knowledge (including its consultants or counsel in their agency capacity), including that which is within the Department’s possession as of the Notice Date; (b) public information; or (c) information held by the EPA, that is reasonably available to the Department. Without limiting the foregoing, Known to the Department includes information contained or referenced in expert reports in the Litigations, pleadings in the Litigations, and any previous submissions or correspondence to or from the Department concerning the establishment of any RFS for the Industrial Sites. For the avoidance of doubt, if the Parties dispute whether information is Known to the Department pursuant to any of the foregoing standards and the Parties cannot resolve the dispute, the dispute will be subject to the dispute resolution provision in Paragraph 96, and the burden to demonstrate that any information is Known to the Department shall be on the Settling Defendants. “Litigations” means, collectively, the Industrial Sites Litigations and the AFFF Litigation. “LSRP” means a licensed site remediation professional who has been issued and actively maintains a license pursuant to N.J.S.A. 58:10C-1 et seq. “NAPL” means Non-Aqueous Phase Liquid, including Dense Non-Aqueous Phase Liquid (“DNAPL”) and/or Light Non-Aqueous Phase Liquid (“LNAPL”). “NAPL Work” means activities related to the Remediation of NAPL at Areas of Concern (“AOCs”) where NAPL has been identified or is identified in the future within the manufacturing area at the Chambers Works Site that is or may be the subject of a TI Waiver Application. “Natural Resources” (or “Natural Resource” in the singular) means all land, vegetation, biota, fish, shellfish, wildlife and the habitats of each, all Waters Of The State, Drinking Water

28 Supplies, the air, and other such resources owned by, managed by, held in trust by, under the jurisdiction of, or otherwise controlled by the State. “Natural Resource Damages” means all Claims arising from, based on, involving, or caused by any Industrial Sites Discharges or PFAS Contamination for any injury to any Natural Resource under the Spill Act, the WPCA, the APCA, the SWMA, the BCSRA, CERCLA, or any other State or federal statute, regulation, order, or common law, and include Claims for (i) the costs of assessing injury to Natural Resources; (ii) the Department’s Office of Natural Resource Restoration’s costs, attorneys’ fees, consultants’ and experts’ fees, other litigation costs, and interest, incurred prior to the JCO Entry Date; and (iii) compensation for the lost value of, loss of use of, impairment of, injury to, or destruction of Natural Resources. “Natural Resource Damages Amount” means, subject to Paragraph 11, payments with respect to Natural Resource Damages under this JCO that constitute restitution or remediation within the meaning of IRS Code section 162(f)(2)(A) and Treas. Reg. section 1.162-21(e)(4) to be held in the Department’s dedicated account for specific natural resource restoration activities in accordance with the New Jersey State Constitution, Article VIII, Section 2, Paragraph 9. “Non-Party Covered PFAS Harm Claim” means a PFAS Claim by a Statewide PFAS Releasor against any Non-Released Entity arising from, based on, involving, or caused by Covered PFAS Conduct or Covered PFAS Harm (or conduct that would be Covered PFAS Conduct or Covered PFAS Harm if engaged in by a Released Entity). “Non-Released Entity” means a Person that is not a Released Entity. “Notice Date” means the date that notice of this JCO is published in the New Jersey Register as required by N.J.S.A. 58:10-23.11e2.

29 “Paragraph” means a portion of this JCO identified by an Arabic numeral or an uppercase or lowercase letter. “Parlin Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. MID-L-002448-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019 (complaint filed)), as removed to this Court under the caption N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 3:19-cv-14767-RMB-JBC (Dkt. 1). “Parlin Site” means the facility located at 250 Cheesequake Road, Parlin, in Old Bridge Township and Sayreville Borough, Middlesex County, New Jersey, including any former portions of the facility that were transferred to third parties, and including any location to which Contaminants Discharged at or from the Site have become located. “Parties” (“Party” in the singular) means Settling Plaintiffs and Settling Defendants. To the extent that any Settling Plaintiff or Settling Defendant performs any of its obligations under this JCO through agents, the actions of those agents shall be considered the actions of that Party. “Permitted Exceptions” means easements, covenants, conditions, restrictions and other similar matters of record affecting title to a Remaining CRACO Parcel or other title defect revealed through a title search or a survey conducted in accordance with Exhibit H that the Department reasonably determines does or would not materially impair a conservation easement or property conveyance for its intended use. “Person” means any individual, public or private corporation, company, association, society, firm, partnership, joint stock company, estate, trust, the United States, any of the United States’ Political Subdivisions, departments, agencies, authorities, or instrumentalities, the State, or any of the State’s Political Subdivisions, departments, agencies, authorities, or instrumentalities.

30 “Person Responsible for Conducting the Remediation” (or “PRCR”) means Chemours FC for the Pompton Lakes Works Site, Repauno Works Site, and Chambers Works Site, and DuPont Specialty Products for the Parlin Site, as well as any existing or future Person that has assumed Remediation obligations for any of the Industrial Sites. “Personal Property” means goods, chattels, and other tangible property that may be the subject of ownership but is not Real Property. “PFAS” includes, for purposes of this JCO only, any fluorinated organic substance that contains one or more carbon atoms on which at least one of the hydrogen substituents has been replaced by a fluorine atom, and which is included in the United States Environmental Protection Agency’s list of “Per- and Polyfluoroalkyl Substances” to be monitored in its fifth Unregulated Contaminant Rule, codified at 40 C.F.R. § 141.40(a)(3), or is a per- or polyfluoroalkyl ether-based substance. Solely for purposes of this JCO, “PFAS” also includes, in addition to all substances described in the preceding sentence (along with each substance’s conjugate acid and any salts, derivatives, isomers, or combinations thereof), perfluorooctanoic acid (“PFOA”), per- and polyfluoroalkyl acids (and any salts thereof), per- and polyfluoroalkyl halides, per- and polyfluoroalkyl alcohols, per- and polyfluoroalkyl olefins, per- and polyfluoroalkane sulfonyl fluorides (including any acids and salts thereof), perfluoroalkyl iodides, per- and polyfluoroalkyl ether-based substances, fluoropolymers, perfluoropolyethers, per- and polyfluoroalkanes, side- chain fluorinated aromatics, per- and polyfluorinated phosphates and phosphonates, per- and polyfluorinated sulfonamides, per- and polyfluorinated urethanes, and chemical precursors and degradation products of all such substances, including fluorinated monomers, polymers and side- chain fluorinated polymers and metabolites of all such substances, as well as any substance

31 asserted to be PFAS in any of the Litigations. It is the intention of this JCO that the definition of “PFAS” be as broad, expansive, and inclusive as possible. “PFAS-Containing Product” means any consumer, industrial, or other material, substance, article, or product (including AFFF) manufactured with or containing PFAS (including any material, substance, article, or product that intentionally or unintentionally contains PFAS as an ingredient, byproduct, or degradation product) that was sold, supplied, transported, treated, stored, disposed of, or that someone arranged for the transportation, or treatment, storage, or disposal of in the State. For the avoidance of doubt, the term “PFAS-Containing Product” includes (1) a material, substance, article, or product made by a manufacturer that contains PFAS made by another manufacturer and (2) a material, substance, article, or product made by a manufacturer that contains a component that (a) was made by another manufacturer and (b) contains PFAS. “PFAS Claim” means any Claim that relates to PFAS, a Discharge of PFAS, or PFAS Contamination. It is the intention of this JCO that the definition of “PFAS Claim” be as broad, expansive, and inclusive as possible. “PFAS Contamination” means, solely for purposes of this JCO, any presence of PFAS in the Environment, whether from a Discharge or from any other source. “PFAS Personal Injury” means any personal physical or mental illness, injury, or death allegedly caused by exposure to PFAS, or any loss of consortium deriving from such illness, injury, or death. “PFAS Property Damage” refers solely to any loss of or diminution in the value of Real Property or Personal Property (other than a Private Potable Well) caused by and proximately resulting from PFAS Contamination, by comparison with its value prior to such PFAS Contamination, provided that such property is owned by a Private Person.

32 “Plaintiffs” (or “Plaintiff” in the singular) means the Department, the Commissioner, and the Administrator. “Political Subdivision” means any city, borough, town, township, village, county, or other political subdivision of the State, or any agency or instrumentality of one or more thereof. “Pompton Lakes Works Directive” means the Directive and Notice to Insurers regarding the Pompton Lakes Works Site that the Department issued to certain Settling Defendants on March 27, 2019. “Pompton Lakes Works Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. PAS-L-000936-19 (N.J. Super. Ct. Law Div. Mar. 26, 2019 (complaint filed)), as removed to this Court under the caption N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 2:19-cv-14758-RMB-JBC (Dkt. 1). “Pompton Lakes Works Site” means the facility located at 2000 Cannonball Road in Pompton Lakes Borough as well as Wanaque Borough in Passaic County, including EIDP’s former Haskell Works operations, and any location to which Contaminants Discharged at or from the Site have become located. “Potable Water” means drinking water, water for other personal uses, and water for purposes requiring a supply of water which the Department determines is suitable for human consumption, and does not include water for use in firefighting, for agricultural (e.g., livestock or crop production) purposes, for manufacturing, or for other non-potable purposes. “Preliminary Assessment Report” shall be defined in accordance with N.J.A.C. 7:26E. “Private Non-Released Entity” means any Private Person that is a Non-Released Entity. “Private Person” means any private individual, corporation, company, association, society, firm, partnership, or joint stock company that is not, and is not owned, operated, managed, held in

33 trust, or otherwise controlled by, and is not acting as an employee, agent, lessee, contractor, representative, or official of, the United States, any of the United States’ Political Subdivisions, departments, agencies, authorities, or instrumentalities, the State, or any of the State’s Political Subdivisions, departments, agencies, authorities, or instrumentalities. “Private Potable Well” means a hole or excavation that (i) is drilled, bored, core driven, jetted, dug, driven, or otherwise constructed for the purpose of removing water from the subsurface for Potable Water supply; (ii) is not abandoned, inactive, or out of use, so long as such well is not abandoned, inactive, or out of use based in whole or in part on the presence or threatened presence of PFAS; (iii) is not operated for mineral extraction, for chemical manufacturing or processing, for scrap-metal processing or recycling, for power generation, for a refinery, or for a fuel-storage facility; and (iv) is owned, operated, managed, or otherwise controlled by a Private Person. “Public Water System” means a Water System for the provision to the public of water for human consumption through pipes or other constructed conveyances, if such system has at least 15 service connections or regularly serves an average of at least 25 individuals daily at least 60 Days out of the year, including (i) any collection, treatment, storage, and distribution facilities under control of the operator of such system and used primarily in connection with such system; (ii) any collection or pre-treatment storage facilities not under such control which are used primarily in connection with such system; and (iii) any Person (but not any financing or lending institution) that has legal authority or responsibility (by statute, regulation, order, other law, or contract) to fund or incur financial obligations for the design, engineering, installation, operation, or maintenance of any facility or equipment that treats, filters, remediates, or manages water that has entered or may enter any Drinking Water Supplies or any Public Water System. It is the intention of this JCO that the definition of “Public Water System” be as broad, expansive, and

34 inclusive as possible. For the avoidance of doubt, the term “Public Water System” includes community water systems, non-transient non-community water systems, and transient non- community water systems. “Public Water System Class Settlement” means the Class Action Settlement Agreement that was approved by the United States District Court for the District of South Carolina in the AFFF MDL on February 26, 2024 (AFF MDL Dkt. 4543). “Punitive Damages” means punitive damages, exemplary damages, treble or multiple damages, civil or administrative fines or penalties, or other damages that serve the public interest or protect the general public primarily by punishing or penalizing civil defendants’ conduct or by deterring them and others from engaging in similar conduct in the future. “Purely Private PFAS Claim” means a civil PFAS Claim brought by any Private Non- Released Entity against any Released Entity that (a) arises from, is based on, involves, or was caused by Covered PFAS Conduct or seeks recovery for a Covered PFAS Harm; (b) could not have been brought by any Statewide PFAS Releasor; (c) presents an individual’s (or an individual’s estate’s) PFAS Claim for PFAS Personal Injury or an individual’s PFAS Claim for PFAS Property Damage; (d) does not seek damages or relief directly related to any Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System, which are addressed by this JCO; and (e) does not seek double recovery or relief that is identical to, redundant with, or duplicative of any relief that is received under this JCO or that any Statewide PFAS Releasor could receive arising from Covered PFAS Conduct or Covered PFAS Harm. For the avoidance of doubt, the term “Purely Private PFAS Claim” includes any Private Non-Released Entity’s Claim for PFAS Property Damage that seeks damages or relief related to Remediation

35 (e.g., of soil) that is not directly related to any Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System. “Real Property” means any land, tenement, or hereditament that may be the subject of ownership, and all rights thereto and interests therein. “Released Claims” means, collectively, the Released Industrial Sites Claims and the Released Statewide PFAS Claims. “Released Entities” (“Released Entity” in the singular) means (i) any of the Settling Defendants and its respective past, present, or future administrators, advisors, affiliated business entities, affiliates, agents, assigns, attorneys, constituent corporation or entity (including constituent of a constituent) absorbed by any of the Settling Defendants in a consolidation or merger, contractors, counsel, directors, divisions, employee benefit plans, employee benefit plan participants or beneficiaries, employees, executors, founders, heirs, insurers, managers, members, officers, owners, parents, partners, partnerships, predecessors, principals, resulting corporation or entity, servants, shareholders, subcontractors, subrogees, subsidiaries, successors, trustees, trusts, and (ii) any other representatives, individually or in their corporate or personal capacity, and anyone acting on their behalf, including in a representative or derivative capacity, but only to the extent that the alleged liability of the entity in subsection (ii) is based on its status and in its capacity related to any Settling Defendant, and not to the extent that the alleged liability of the entity arose independently of its status and capacity related to any Settling Defendant. Other than any Settling Defendant, no currently named defendant in the Chambers Works Litigation, Parlin Litigation, Pompton Lakes Works Litigation, Repauno Litigation, and AFFF Litigation, and no currently named respondent in the Spill Act Directives shall be considered a Released Entity. It is the intention of this JCO that the definition of “Released Entities” be as broad, expansive, and

36 inclusive as possible; however, to the extent that a Released Entity is involved in Covered PFAS Conduct or Covered PFAS Harm through participation in a joint venture with any Non-Released Entity that gives rise to a Non-Party Covered PFAS Harm Claim, the joint venture shall be released only for such Covered PFAS Conduct or Covered PFAS Harm attributable to the Released Entity or reflecting its share of the joint venture and shall not be released for such Covered PFAS Conduct or Covered PFAS Harm attributable to a Non-Released Entity that is a co-owner of the joint venture; provided, however, that to the extent a Released Entity is responsible for the Covered PFAS Conduct or Covered PFAS Harm of the joint venture, such responsibility of the Released Entity is released. For the avoidance of doubt, the term “Released Entities” does not include the direct or indirect customer of a Released Entity, the supplier or indirect supplier of a Released Entity, any waste generator or waste transporter that shipped waste to a Released Entity, any waste transporter that received any wastes generated at any of the Industrial Sites, or any owner or operator of a site that received for treatment or disposal any wastes generated at any of the Industrial Sites unless such customer, supplier, waste generator, waste transporter, owner, or operator otherwise qualifies as a Released Entity pursuant to clauses (i) and (ii) of this definition. “Released Industrial Sites Claims” (“Released Industrial Site Claim” in the singular) means any and all Claims that were alleged by Settling Plaintiffs in the Industrial Sites Litigations or that were asserted or could have been asserted by Settling Plaintiffs arising out of or relating to any Industrial Site Discharge, including alternative theories of liability arising out of or relating to any Industrial Site Discharge and any Corporate Reorganization Claim. Released Industrial Sites Claims also include any Claim for cost recovery or contribution, including pursuant to section 107 or 113 of CERCLA (42 U.S.C. §§ 9607, 9613) or any State or federal statute related to liability (which this JCO resolves) for Industrial Sites Discharges. The term “Released Industrial Sites

37 Claims” does not include (i) any Claim based on a Released Entity’s failure to satisfy a requirement in this JCO; (ii) any Claim arising under or to enforce this JCO and any subsequent related order or judgment; (iii) any criminal liability that any Private Person, including any Released Entity, has or may have to the State; (iv) a Claim brought by the United States; (v) any Claim that an Industrial Sites Releasor demonstrates arises from a Discharge (or a portion of a Discharge) that occurs entirely after the JCO Entry Date; or (vi) any of the Settling Defendants’ Remediation obligations described in Sections VI, VII, and VIII. For the avoidance of doubt, the term “Released Industrial Sites Claims” includes all Claims that were or could have been asserted by any Settling Plaintiff against any Settling Defendant in the Litigations or the Spill Act Directives related to Discharges of PFAS at or from an Industrial Site that occurred prior to the JCO Entry Date. “Released Statewide PFAS Claims” (“Released Statewide PFAS Claim” in the singular) means any and all PFAS Claims that directly or indirectly, in any way, arose from, were based on, involved, or were caused by Covered PFAS Conduct or Covered PFAS Harm occurring at least in part prior to the JCO Entry Date and were or could have been asserted against any Released Entity by any Statewide PFAS Releasor, including Corporate Reorganization Claims. Without limiting the foregoing, the term “Released Statewide PFAS Claims” includes any PFAS Claims that have been asserted against any Released Entity by the State or any Statewide PFAS Releasor in any federal, state, or local action or proceeding (whether judicial, arbitral, regulatory, or administrative) arising from, based on, involving, or caused by, in whole or in part, Covered PFAS Conduct or Covered PFAS Harm, or any such PFAS Claim that could be or could have been asserted as of the JCO Entry Date or in the future in those actions or in any comparable action or proceeding brought by the State or any Statewide PFAS Releasor (whether or not the State or such Statewide PFAS Releasor has brought such action or proceeding). Released Statewide PFAS

38 Claims also include any PFAS Claim for cost recovery or contribution, including pursuant to section 107 or 113 of CERCLA (42 U.S.C. §§ 9607, 9613) or any State or federal statute related to liability (which this JCO resolves) for the Discharge or threatened Discharge of PFAS. It is the intention of this JCO that the definition of “Released Statewide PFAS Claims” be as broad, expansive, and inclusive as possible; however, the term “Released Statewide PFAS Claims” does not include (i) any PFAS Claim based on a Released Entity’s failure to satisfy a requirement in this JCO; (ii) any PFAS Claim arising under or to enforce this JCO and any subsequent related order or judgment; (iii) any criminal liability that any Private Person, including any Released Entity, has or may have to the State; (iv) any PFAS Claim for a State or federal antitrust violation; (v) any PFAS Claim arising under State tax law; (vi) any PFAS Claim that a Statewide PFAS Releasor demonstrates, by clear and convincing evidence, arises solely from conduct by one or more Released Entities that occurs entirely after the JCO Entry Date; (vii) any of the Settling Defendants’ Remediation obligations described in Sections VI, VII, and VIII; or (viii) any PFAS Claim for compensatory relief that falls within the definition of a Purely Private PFAS Claim. For the avoidance of doubt, the term “Released Statewide PFAS Claims” includes all PFAS Claims that were or could have been asserted by any Settling Plaintiff against any Settling Defendant in the Litigations or the Spill Act Directives unrelated to Industrial Sites Discharges, and also includes all PFAS Claims arising from, based on, involving, or caused by PFAS in Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System in the State or within the State’s jurisdiction. “Releases” means the release of Released Claims by Releasors. “Releasors” (“Releasor” in the singular) means, collectively, the Industrial Sites Releasors and the Statewide PFAS Releasors.

39 “Remaining CRACO Parcels” means (i) Pompton Lakes #1 Cannonball Trail (Block 479, Lot 1) in Passaic County comprising 58.52 acres; (ii) Pompton Lakes #2 Highlands (Block 479, Lot 5) in Passaic County comprising 14.7 acres; (iii) Repauno Works #1 Wiggins Pond (Block 8, partial Lot 4) in Gloucester County comprising 78.5 acres; (iv) Repauno Works #2 White Sluice (Blocks 3, 5 and 6, multiple Lots) in Gloucester County comprising 356 acres; and (v) Chambers Works Salem Creek (multiple Blocks and Lots) in Salem County comprising 954 acres, all as further described in Appendix B of the CRACO and as modified by surveys reviewed and previously approved by the Department, subject to the Department’s approval of the updated surveys referenced in Paragraph 42.b. “Remediation” (or “Remediate”) has the same meaning as the definition for such term contained within N.J.A.C. 7:26E-1.8. “Remediation Funding Source” or “RFS” means the methods of financing the Remediation of a Discharge required to be established by a person performing the remediation pursuant to N.J.S.A. 58:10B-3. “Restricted Use Remedial Action” shall be defined in accordance with N.J.A.C. 7:26E. “Repauno Works Litigation” means N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., No. GLO-L-000388-19 (N.J. Super. Ct. Law Div. Mar. 27, 2019 (complaint filed)), as removed to this Court under the caption N.J. Dep’t Env’t Prot. et al. v. E.I. Dupont de Nemours & Co. et al., Case No. 1:19-cv-14765-RMB-JBC (Dkt. 1). “Repauno Works Site” means the facility at 200 North Repauno Avenue, Gibbstown, Greenwich Township, Gloucester County New Jersey, including any former portions of the facility that were transferred to third parties, and including any location to which Contaminants Discharged at or from the Site have become located.

40 “Reserve Fund Defendants” means New DuPont and Corteva. “SDWA” means the Safe Drinking Water Act (“SDWA”), N.J.S.A. 58:12A-1 to -25. “Section” means a portion of this JCO identified by a Roman numeral. “Settlement Payments” has the meaning set forth in Paragraph 7. “Settling Plaintiffs” (“Settling Plaintiff” in the singular) for purposes of this JCO means Plaintiffs, the DCA, and the State, including in their capacities as described in Paragraph EE, and any successor department, agency, or official. “Settling Defendants” means EIDP, Corteva, New DuPont, DuPont Specialty Products, Chemours, and Chemours FC. “Site Investigation Report” shall be defined in accordance with N.J.A.C. 7:26E. “Sludge” means the solids, semi-solids, precipitates, and liquids, including biosolids, that are (i) generated from any Wastewater Treatment Plant (other than the treated effluent from such a plant) or from any Public Water System’s water-supply treatment plant; (ii) produced as a result of the storage or physical, chemical, or biological treatment of domestic or industrial sewage or Wastewater; (iii) generated as residue by the processes of any Treatment Works; or (iv) discharged as domestic or industrial Wastewater into a sewerage system. “Spill Act” means the Spill Compensation and Control Act, N.J.S.A. 58:10-23.11 to -23.24. “Spill Act Directives” means, collectively, the 2017 Chambers Works Directive, the Pompton Lakes Works Directive, and the Statewide PFAS Directive. “State” means the State of New Jersey. “Statewide PFAS Releasors” (“Statewide PFAS Releasor” in the singular) means, with respect to Released Statewide PFAS Claims, (1) the Settling Plaintiffs; (2) the State and, without limitation and to the maximum extent that the Attorney General and other State signatories to this

41 JCO may release PFAS Claims, (a) all of the State’s departments, agencies, authorities, divisions, boards, commissions, districts, instrumentalities of any kind, and attorneys, including the Attorney General and county prosecutors, and any Person claiming by or through any of the foregoing (collectively, “State’s departments et al.”); (b) all of the State’s Political Subdivisions and their departments, agencies, authorities, divisions, boards, commissions, districts, instrumentalities of any kind, and attorneys, and any Person claiming by or through any of the foregoing; and (c) any Person or entity acting or purporting to act in a parens patriae, sovereign, quasi-sovereign, private attorney general, qui tam, taxpayer, or other capacity (whether or not such Person or entity signs this JCO or participates in the JCO process set forth in Section XVI) seeking relief on behalf of or generally applicable to the general public in the State or the people of the State, as opposed to solely to private or individual relief for separate and distinct injuries, or with respect to the State’s departments et al. as set forth in clause 2(a) of this definition; and (3) any Person or entity on whose behalf any Statewide PFAS Releasor identified in clause (1) or (2) brought or could have brought a Released Statewide PFAS Claim, whether individually or in any corporate, personal, representative, or derivative capacity. Without limiting the foregoing, the Statewide PFAS Releasors include (i) all State-owned and/or operated Public Water Systems within New Jersey that were excluded from the Public Water System Class Settlement, including all Public Water Systems owned by New Jersey listed on Exhibit I of the Public Water System Class Settlement and in Appendix 1 of the Letter Agreement of December 8, 2023 regarding State Owned Systems between the State and Settling Defendants, and (ii) all other publicly owned and/or operated Public Water Systems located in the State that submitted a request for exclusion from the Public Water System Class Settlement, to the full extent of the Attorney General’s and the other Settling

42 Plaintiffs’ authority under the law to release Claims on behalf of such publicly owned and/or operated Public Water Systems. “Statewide PFAS Directive” means the Statewide PFAS Directive, Information Request, and Notice to Insurers regarding PFAS Contamination in the State that the Department issued to certain Settling Defendants on March 25, 2019. “Surface Water” means water at or above the land’s surface, which is neither Groundwater nor contained within the unsaturated zone, including the ocean and its tributaries, all springs, streams, creeks, rivers, lakes, ponds, reservoirs, lagoons, bays, estuaries, wetlands, and artificial waterbodies. “SWMA” means the Solid Waste Management Act, N.J.S.A. 13-1E-1 to -230. “TI Waiver Application” means an application for a technical impracticability waiver determination submitted by the PRCR to the EPA and/or the Department for the Chambers Works Site with respect to NAPL Work. “Total Remediation Cost Estimate” has the meaning set forth in Paragraph 26. “Treas. Reg.” means U.S. treasury regulations promulgated under the IRS Code. “Treatment Works” means any device or systems, whether public or private, used in the storage, treatment, recycling, or reclamation of municipal or industrial waste of a liquid nature, including intercepting sewers, outfall sewers, sewage collection systems, cooling towers and ponds, pumping, power and other equipment and their appurtenances; extensions, improvements, remodeling, additions, and alterations thereof; elements essential to provide a reliable recycled supply such as standby treatment units and clear well facilities; and any other works including sites for the treatment process or for ultimate disposal of residues resulting from such treatment; as well as any other method or system for preventing, abating, reducing, storing, treating, separating, or

43 disposing of pollutants, including stormwater runoff, or industrial waste in combined or separate stormwater and sanitary sewer systems. “Year One RFS” means the RFSs to be established in accordance with Paragraphs 15 and 16 for each of the Industrial Sites and that will replace the Interim Remediation Assurance at such time. “Year One Technical Meetings” has the meaning set forth in Paragraph 16.a. “Wastewater” means residential, commercial, industrial, or agricultural liquid waste, sewage, stormwater runoff, or any combination thereof, or other residue discharged to or collected by a sewerage system. It is the intention of this JCO that the definition of “Wastewater” be as broad, expansive, and inclusive as possible. “Wastewater Treatment Plant” means any structure or system by means of which liquid waste, Wastewater, or Sludge, whether domestic or industrial or both, is subjected to any treatment process. For the avoidance of doubt, the term “Wastewater Treatment Plant” includes any network of pipes, pumping stations, and appurtenances that convey sewage and waste from its points of origin to a point of treatment and disposal. “Water Purveyor” means a Person that owns, operates, manages, or controls a water supply system, plant, or equipment. “Water System” means a system for providing Potable Water to any Person. “Waters Of The State” means the ocean and its estuaries to the seaward limit of the State’s jurisdiction, all springs, streams, and bodies of Surface Water or Groundwater, whether natural or artificial, within the boundaries of the State or subject to the State’s jurisdiction, including the water column, sediments suspended in water or lying on the bank, bed, or shoreline, and sediments in or transported through coastal and marine areas.

44 “WPCA” means the Water Pollution Control Act, N.J.S.A. 58:10A-1 to -20. V. SETTLEMENT PAYMENTS 7. The Settlement Payments. The Settling Defendants shall pay the Settling Plaintiffs $875,000,000, subject to adjustment based on Credit-Eligible PFAS Claims as set forth in Paragraph 9, consistent with the schedule set forth in Exhibit A (the “Settlement Payments”). The Settlement Payments shall be paid as follows: a. Payment Schedule. Within 30 Days after the JCO Entry Date, the Settling Defendants shall pay $200,000,000 by wire transfer to an escrow account (the “Escrow Account”) with a mutually agreed-upon bank (the “Initial Payment”). Within 30 Days of the anniversary of the JCO Entry Date for each of the next 24 consecutive calendar years, except in the event of a pre-payment as provided in Paragraph 10, the Settling Defendants shall make Settlement Payments in accordance with Exhibit A (the “Annual Payments”) by wire transfer to the Escrow Account or, if this JCO has become final and non-appealable as of the date that an Annual Payment becomes due, by wire transfer to the Settling Plaintiffs pursuant to instructions to be provided by the Settling Plaintiffs. Except as provided in Paragraphs 7.b and 10, the Initial Payment and the first six Annual Payments shall not be reduced, withheld, returned to the Settling Defendants, or subjected to any credit under Paragraph 9. b. Until this JCO becomes final and non-appealable, the settlement funds in the Escrow Account shall earn interest and may not be used by the Settling Plaintiffs for any purpose. If the approval of this JCO is overturned, remanded, vacated, or modified on appeal such that the JCO is void, is of no effect, or is deemed by the Parties, exercising good faith, to be materially altered, the settlement funds placed into the Escrow Account by the Settling Defendants shall be returned to the Settling Defendants within 30 Days,

45 with any interest earned thereon. The Escrow Account shall be governed by an escrow agreement among all Parties in substantially the same form as the form agreement appended as Exhibit B (or in a form to be mutually agreed to by the Parties). The escrow agreement will specify the terms on which any funds will be released from escrow, including joint written instructions from all Parties confirming that the JCO has become final and non-appealable and that the Effective Date has therefore occurred. c. The Settlement Payments shall be allocated as follows: i. $225,000,000 as the Natural Resource Damages Amount, of which: 1. $100,000,000 is for Natural Resource Damages arising out of or relating to Discharges at or from the Chambers Works Site; 2. $75,000,000 is for Natural Resource Damages arising out of or relating to Discharges at or from the Pompton Lakes Works Site; 3. $30,000,000 is for Natural Resource Damages arising out of or relating to Discharges at or from the Parlin Site; 4. $20,000,000 is for Natural Resource Damages arising out of or relating to Discharges at or from the Repauno Works Site; ii. $525,000,000 as the Abatement Damages Amount; and iii. $125,000,000 for all claims for costs, including direct and indirect costs, and including attorneys’ fees and costs, that Settling Plaintiffs incurred on or before the Effective Date to investigate, prosecute, and resolve the Litigations; for claims for Punitive Damages and penalties; or for other amounts not constituting restitution or remediation within the meaning of section 162(f)(2)(A) of the IRS

46 Code and Treas. Reg. section 1.162-21(e)(4) (the “Costs, Fees, and Punitive Damages Payment”). iv. The Parties agree that no more than $16,500,000 of the Settlement Payments is specifically recovered for the resolution of Released Statewide PFAS Claims wholly unrelated to the Industrial Sites. Further, of that $16,500,000, no more than $4,125,000 is specifically recovered to resolve such claims related to AFFF. Notwithstanding the foregoing, the Settling Plaintiffs retain the discretion to apply additional portions of the Settlement Payments for the general purpose of, among other things, improving water quality and funding the treatment of drinking water across the State. d. Notwithstanding anything to the contrary in this JCO, subject only to the return of settlement funds in the Escrow Account under Paragraph 7.b, adjustments up to the Credit-Eligible PFAS Claim Cap under Paragraph 9 or a present value reduction for a pre-payment under Paragraph 10, there shall be no reduction, credit, repayment, refund, reimbursement, or deduction of any kind from the Settlement Payments paid by Settling Defendants to Settling Plaintiffs. 8. Responsibility for the Settlement Payments. The Initial Payment and subsequent Annual Payments shall be made by the Settling Defendants to the Settling Plaintiffs as follows: 50% paid by Chemours and/or Chemours FC; 35.5% paid by New DuPont; and 14.5% paid by EIDP and/or Corteva. The Settling Plaintiffs agree that they will accept the Initial Payment and Annual Payments from the Settling Defendants in such allocations as agreed among the Settling Defendants under their Cost Sharing Agreements. Nothing herein is intended to alter or modify the Settling Defendants’ Cost Sharing Agreements. Notwithstanding anything else in this

47 Paragraph, the Settling Defendants’ Cost Sharing Agreements in no way alter or absolve EIDP’s responsibility to pay the Settling Plaintiffs 100% of the Settlement Payments pursuant to the schedule established by Exhibit A, subject to the following conditions: a. If any of the Settling Defendants fails to make its share of the Initial Payment or any Annual Payment (the “Defaulting Company”), the Settling Plaintiffs agree that they shall not seek from EIDP a Defaulting Company’s allocation of the Initial Payment and/or any Annual Payment unless (i) the Settling Plaintiffs have notified the Settling Defendants of any Defaulting Company’s failure to make the Initial Payment or any Annual Payment and (ii) have provided any Defaulting Company with no less than 40 Days to cure its failure to pay its portion of the Settlement Payment (“the Cure Period”). b. If a Defaulting Company fails to cure its default within the Cure Period, the Settling Plaintiffs will accept payment of the defaulted amount within another 40 Days from the non-defaulting Settling Defendants consistent with the Settling Defendants’ allocations under their Cost Sharing Agreements. c. If the defaulted payment amount is not fully paid within 40 Days of the end of the Cure Period, EIDP is responsible for and will pay the Settling Plaintiffs any unpaid portion of the defaulted payment amount(s) within a further 40 Days. d. Nothing herein, however, prevents EIDP from pursuing a Defaulting Company for any defaulted payment(s) EIDP has paid the Settling Plaintiffs in lieu of the Defaulting Company, as permitted in the Cost Sharing Agreements, and the Settling Plaintiffs agree to provide EIDP with reasonable cooperation in connection with its efforts to recover any defaulted payment(s) it had paid to the Settling Plaintiffs on behalf of any Defaulting Company.

48 9. Credit for PFAS Judgments, Awards, or Settlements. a. Except as limited by Paragraph 10.b, if a Settling Defendant pays a judgment, award, or settlement after the JCO Entry Date to resolve a Credit-Eligible PFAS Claim that was filed before, on, or after the JCO Entry Date, the Settling Defendants shall have the right to reduce their next Annual Payment or their next Annual Payment after the sixth Annual Payment has been made, whichever is later, by a credit equal to 50 percent of any judgment, award, or settlement that resolves a Credit-Eligible PFAS Claim until such time as the Settling Defendants have been credited a total of $16,500,000 (the “Credit- Eligible PFAS Claim Cap”). b. Notification. For the Settling Defendants to receive a credit under Paragraph 9.a, the Settling Defendants shall provide the Settling Plaintiffs with notice (pursuant to Section XXIII) and an opportunity to meet and confer as soon as reasonably practicable after identifying a PFAS Claim that the Settling Defendants in good faith believe is a Credit-Eligible PFAS Claim. Notice and opportunity should be provided as follows: i. Within 30 Days after receiving service of a newly filed PFAS Claim that the Settling Defendants in good faith believe is a Credit-Eligible PFAS Claim, the Settling Defendants shall notify the Settling Plaintiffs of such PFAS Claim unless prohibited by law; ii. Within 30 Days after the Settling Defendants determine in good faith that a filed and served PFAS Claim is a Credit-Eligible PFAS Claim or within 30 Days after the JCO Entry Date, whichever is later, the Settling Defendants shall notify the Settling Plaintiffs;

49 iii. Within 30 Days after an unopposed motion for class certification is filed and served or a contested motion for class certification is granted, if the class action asserts a PFAS Claim that the Settling Defendants in good faith believe is a Credit-Eligible PFAS Claim, the Settling Defendants shall notify the Settling Plaintiffs; iv. Within 30 Days after a PFAS Claim that the Settling Defendants in good faith believe is a Credit-Eligible PFAS Claim results in a judgment or award against a Settling Defendant, the Settling Defendants shall notify Settling Plaintiffs; v. At least 21 Days before settlement of a PFAS Claim that a Settling Defendant in good faith believes is a Credit-Eligible PFAS Claim, the Settling Defendants shall notify the Settling Plaintiffs; vi. Promptly after any notification under this Paragraph 9.b, the Settling Defendants shall offer to meet (in person or electronically) and confer with the Settling Plaintiffs; and vii. Notwithstanding Paragraphs 9.b.i.-9.b.vi., if the Settling Defendants fail to provide a timely notice, a timely offer to meet and confer, or a timely meeting, the Parties shall cooperate fully with each other and shall use all reasonable efforts to agree to a reasonable cure for that failure. If the Parties do not reach such an agreement within 30 Days, any remaining dispute may be resolved pursuant to the dispute-resolution process provided for in Paragraph 96. c. Within 30 Days after receiving a request from any Settling Defendant that is the subject of a PFAS Claim that such Settling Defendant in good faith believes is a Credit-Eligible PFAS Claim, and subject to the Settling Plaintiffs’ reasonable

50 determination that the PFAS Claim is a Credit-Eligible PFAS Claim, the Settling Plaintiffs must provide a letter substantially in the form of Exhibit C (or in a form to be mutually agreed to by the Parties), which makes clear (i) that the Settling Plaintiffs have fully and forever released all of the Settling Defendants from all Released Statewide PFAS Claims; (ii) the scope of the Settling Defendants’ obligations under this JCO and how they help address PFAS Contamination throughout the State; and (iii) the Settling Plaintiffs’ efforts, using funds received from the Settling Defendants under this JCO and funds derived from other sources, including the 3M JCO, to address PFAS Contamination throughout New Jersey. d. The Parties reserve the right to seek a determination by the Court as to whether any PFAS Claim is a Credit-Eligible PFAS Claim. If the Settling Defendants withhold any portion of any Annual Payment as a credit under this Paragraph 9 and the Court later determines that the corresponding PFAS Claim was not a Credit-Eligible PFAS Claim, and that determination has become final and non-appealable, the Settling Defendants shall pay the portion of the Annual Payment they previously withheld to the Settling Plaintiffs within 30 Days of such determination, with such payment to be made by wire transfer pursuant to instructions provided by Settling Plaintiffs. 10. Pre-Payment Option. Any of the Settling Defendants may pre-pay its share of all remaining Annual Payments required to be paid as allocated between them pursuant to Paragraph 8 calculated at the net present value of such remaining Annual Payments using an 8% annual discount rate compounded (discounted) annually from the date of payment, subject to the following:

51 a. The election of one Settling Defendant to pre-pay its portion of the Annual Payments shall not obligate any other Settling Defendant to pre-pay its portion of the Annual Payments, nor shall such election alter the amount of the Annual Payments owed by the other Settling Defendant(s) (e.g., if New DuPont and Corteva elect to pre-pay their portion of the Annual Payments, Chemours shall continue to owe 50% of the Annual Payments set forth in each year as set forth in the schedule in Exhibit A, unless and until Chemours exercises its pre-payment option); b. In the event that a Settling Defendant has paid and/or pre-paid all of its allocated share of the Annual Payments, that Settling Defendant’s allocation of credits available for Credit-Eligible PFAS Claims available under Paragraph 9 above, if any, is forfeited and cannot be transferred to another Settling Defendant. For the avoidance of doubt, if a Settling Defendant opts to pre-pay its share of the Annual Payments, the balance of the Credit-Eligible PFAS Claim Cap shall be reduced by 50% if the pre-payment is made by Chemours and/or Chemours FC, by 35.5% if the pre-payment is made by New DuPont; and by 14.5% if the pre-payment is made by EIDP and/or Corteva. c. A pre-payment by a Settling Defendant does not relieve it from its obligations to the Settling Plaintiffs in the event of a default or non-payment by another Settling Defendant; and d. A pre-payment by a Settling Defendant (if any) does not relieve it from any other obligations it has to the Settling Plaintiffs under this JCO, including but not limited to any Remediation obligations. 11. Notwithstanding Paragraph 7, Settling Plaintiffs may allocate up to an additional $50,000,000 of the Settlement Payments set forth in Paragraphs 7.c.i and ii for costs, including

52 attorneys’ fees and costs, that do not constitute restitution or remediation within the meaning of section 162(f)(2)(A) of the IRS Code, and Treas. Reg. section 1.162-21(e)(4) if necessary based on fees and costs actually incurred (“Additional Fees and Costs Amount”). Settling Plaintiffs shall use their reasonable best efforts to minimize the Additional Fees and Costs Amount. In the event that the Settling Plaintiffs allocate any Additional Fees and Costs Amount, they shall provide written notice of such amount to Settling Defendants. For the avoidance of doubt, Settling Plaintiffs’ incurrence of any Additional Fees and Costs Amount will in no event increase the total amount of the Settlement Payments owed by Settling Defendants. 12. No more than $175,000,000 of the Settlement Payments may be used for amounts not constituting restitution or remediation within the meaning of section 162(f)(2)(A) of the IRS Code, and Treas. Reg. section 1.162-21(e)(4). Each of the Settling Defendants and Settling Plaintiffs acknowledges and agrees that the remainder of the Settlement Payments are being paid solely as compensatory restitution and remediation for alleged harms suffered by the Settling Plaintiffs relating to the Released Industrial Sites Claims and the Released Statewide PFAS Claims, have had or will have a direct nexus or connection with such alleged harms, and are intended to restore, in part, the Settling Plaintiffs to the same or substantially similar position or condition they would have been in had the Settling Plaintiffs not suffered such alleged harms. Settling Plaintiffs agree that they will use the remainder of the Settlement Payments that they receive exclusively for “the restitution or remediation of a harm to the environment, wildlife, or natural resources,” within the meaning of Treas. Reg. section 1.162-21(e)(4)(i). In the event of any material change to applicable tax laws or regulations after the JCO Entry Date that impacts the foregoing, the Parties will meet and confer to ensure that the intent of this provision is carried out to the fullest extent practicable in accordance with then-applicable tax laws and regulations.

53 13. The Settlement Payments required herein are inclusive of the one percent annual surcharge under N.J.S.A. 58:10B-11(a) and N.J.A.C. 7:26C-5.9, and thus the Settling Defendants need not pay any such surcharge on any RFS posted for the four Industrial Sites for the duration of the Settlement Payments or the next 24 consecutive calendar years from the JCO Entry Date, whichever is later. Nothing in this Paragraph 13 alters the provisions of this JCO concerning the allocation of the Settlement Payments to amounts constituting restitution or remediation within the meaning of section 162(f)(2)(A) of the IRS Code, and Treas. Reg. section 1.162-21(e)(4). VI. REMEDIATION FUNDING SOURCES 14. Interim Remediation Assurance. Within 35 Days of the Notice Date and until such time as the Year One RFS for each Industrial Site is established, the PRCR shall establish and/or maintain Interim Remediation Assurance for each of the Industrial Sites in accordance with the following requirements: a. Chemours and/or Chemours FC, jointly and severally, shall establish and maintain the Interim Remediation Assurance for the Chambers Works Site in the amount of $130,298,677 (to be reduced by the amount of then-existing CW RCRA FA for the Chambers Works Site), using any of the following financial mechanisms in a manner consistent with the requirements of New Jersey laws and regulations, including N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption): a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond. b. Chemours and/or Chemours FC, jointly and severally, shall maintain the Interim Remediation Assurances for the Pompton Lakes Works Site and the Repauno Works Site in the amount of the RFSs established for those Sites as of the Notice Date, respectively, using any of the following financial mechanisms in a manner consistent with the requirements of New Jersey laws and regulations, including N.J.A.C. 7:26C,

54 Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption): a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond. c. New DuPont and/or DuPont Specialty Products, jointly and severally, shall maintain an Interim Remediation Assurance for the Parlin Site in the amount of the RFS for the Site established as of the Notice Date using any of the following financial mechanisms in a manner consistent with the requirements of New Jersey laws and regulations, including N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption): a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond. d. The Interim Remediation Assurance for each Industrial Site shall be maintained in the same amount and form as required by this Paragraph until such time as the Year One RFS for that Industrial Site is established. 15. Year One RFS. Within 35 Days of the later of (i) the JCO Entry Date, (ii) if there are no Disputed Scope and/or Costs for such Industrial Site, the Parties’ agreement on the RFS amount, or (iii) the LSRP Panel’s determination for such Industrial Site pursuant to Paragraph 16.e, the PRCR shall establish and maintain a Year One RFS for each Industrial Site in the form of a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond consistent with the requirements of New Jersey laws and regulations, including N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption) in accordance with the following: a. Chemours and/or Chemours FC, jointly and severally, shall establish and maintain Year One RFSs for the following Industrial Sites in an amount within the ranges

55 set forth below, with such amount to be determined in accordance with the process set forth in Paragraph 16: i. Chambers Works Site: $130,298,677 to $450,000,000 (the Year One RFS amount determined within this range shall not take into account any NAPL Work, addressed through Paragraph 18); ii. Pompton Lakes Works Site: $31,133,301 to $350,000,000; and iii. Repauno Works Site: $16,141,953 to $248,000,000. b. DuPont Specialty Products shall establish and maintain a Year One RFS for the Parlin Site in an amount within the range of $54,487,339 to $153,150,000, with such amount to be determined in accordance with the process set forth in Paragraph 16. c. The Year One RFS for each Industrial Site, once established, shall supersede the Interim Remediation Assurance for such Site. 16. Year One RFS Process. The Parties shall engage in the following process to determine the specific Year One RFS amount within the above ranges for each Industrial Site: a. As soon as practicable, the PRCRs and the Department and their respective consultants and technical staff shall engage in technical meetings with the objective of completing a Detailed Remediation Cost Estimate Worksheet for each Industrial Site to establish the specific amount of the Year One RFS for each Industrial Site (the “Year One Technical Meetings”). b. In the event that the Parties are unable to resolve any dispute regarding the scope and/or any estimated costs of remediation to be included in the Year One RFS through the Year One Technical Meetings for any of the Industrial Sites, the dispute will

56 be submitted to a panel of Licensed Site Remediation Professionals (“LSRP Panel”) established in accordance with the requirements set forth below: i. Within 30 Days after the Notice Date, the Settling Defendants, collectively, and the Department shall each appoint one LSRP to serve on the LSRP Panel. ii. Within 30 Days thereafter, the Party-appointed LSRPs shall appoint a third independent LSRP to the Panel. Such third LSRP shall be an LSRP in good standing, based in New Jersey, and have been an LSRP for more than five years. iii. In the event that the Party-appointed LSRPs are unable to select a third LSRP within 30 Days, the Parties shall apply to the Court within the next 14 Days for assistance in selecting the third LSRP to be appointed to the LSRP Panel. iv. In order to ensure the neutrality of the LSRP Panel, at all times, the Parties shall treat the LSRPs they interview during the appointment process and that are ultimately appointed as neutrals, and the Parties and the LSRPs shall further comply with the following: 1. When speaking with any potential LSRP Panel members during the appointment process, no Party shall discuss any technical or legal issues concerning or the history of the Industrial Sites. Moreover, no Party may allude to or discuss or seek opinions regarding specific issues that may be in dispute or concerning hypotheticals that are analogous to specific issues that may be in dispute during the interview process. To ensure neutrality, discussions shall be limited to logistical matters, such as availability, conflicts of interest, and billing rates, as well as the LSRP’s

57 past technical experience, training, and qualifications with respect to certain types of Contaminants, sites, and Natural Resources. Notwithstanding the foregoing, a Party may discuss with an LSRP general information regarding the nature of the assignment and categories of issues that may arise, including providing a copy of this JCO and any other written materials agreed by the Parties, to the extent necessary to determine the LSRP’s interest in and suitability for serving on the LSRP Panel. 2. From the time of an LSRP’s appointment onward, the LSRP Panel members shall not have ex parte communications with any Party concerning any matters in dispute. 3. The LSRPs appointed to the LSRP Panel, and the companies for which the appointed LSRPs work or have worked, shall not have been an LSRP, consultant, or expert involved in the Remediation of any of the Industrial Sites or the Industrial Sites Litigations, or performed any previous work for any Party, unless the Parties agree otherwise. 4. Each LSRP serving on the LSRP Panel shall function as a neutral third party and shall act consistent with their roles as an LSRP pursuant to applicable federal and State statutes, regulations, and guidance, including without limitation the BCSRA; the Site Remediation Reform Act (“SRRA”), N.J.S.A. 58:10C-1, et seq.; the Spill Act; the Administrative Requirements for the Remediation of Contaminated Sites, N.J.A.C. 7:26C- 1.1, et seq. (“ARRCS”); the Technical Requirements for Site Remediation, N.J.A.C. 7:26E-1.1, et seq. (“Tech Regs”); the Remediation Standards,

58 N.J.A.C. 7:26D; and the Regulations of the New Jersey Site Remediation Professional Licensing Board, N.J.A.C. 7:26I-1.1, et seq. 5. The Settling Defendants, jointly and severally, although they may allocate internally amongst themselves as agreed amongst them under their Cost Sharing Agreements, and the Department shall each pay, respectively, 50% of the fees and costs of the LSRP Panel pursuant to an engagement agreement with each member of the LSRP Panel in a form upon which the Parties will mutually agree. c. For each Industrial Site for which the Parties are unable to resolve any dispute regarding any Disputed Scope and/or Costs for Remediation to be included in the Year One RFS, the PRCR and the Department shall jointly submit such dispute to the LSRP Panel in accordance with the following deadlines, unless otherwise agreed to by the Parties: i. Chambers Works Site: 120 Days after the Notice Date; ii. Pompton Lakes Works Site: 150 Days after the Notice Date; iii. Parlin Site: 180 Days after the Notice Date; and iv. Repauno Works Site: 210 Days after the Notice Date. d. The Parties’ submissions to the LSRP Panel for each Industrial Site shall include the following: i. The PRCR and the Department shall jointly submit to the LSRP Panel a Detailed Remediation Cost Estimate Worksheet setting forth the Agreed Scope and/or Costs, and a short, neutral description of the Disputed Scope and/or Costs.

59 ii. The PRCR and the Department shall also each submit to the LSRP Panel their competing positions concerning any Disputed Scope and/or Costs. Each Party’s submission shall include: 1. A Detailed Remediation Cost Estimate Worksheet setting forth the Party’s position as to the Disputed Scope and/or Costs; and 2. A detailed explanation in support of the Party’s position as to any Disputed Scope and/or Costs not to exceed a number of pages to be set by agreement of the Parties for each Industrial Site, which number of pages shall take into account the complexity of the Disputed Scope and/or Costs at issue. e. The LSRP Panel shall issue its determinations as to Disputed Scope and/or Costs for each Industrial Site within 90 Days after receiving the Parties’ simultaneous submissions for a particular Industrial Site, unless the LSRP Panel reasonably requests an extension of such time (to which the Parties will not unreasonably withhold consent). The LSRP Panel shall make its determinations for each Industrial Site in accordance with the following: i. The LSRP Panel must accept and may not alter the Agreed Scope and/or Costs; ii. The LSRP Panel shall not consider the ranges agreed to by the Parties as set forth in Paragraph 15 above (i.e., the LSRP Panel shall determine each Disputed Scope and/or Cost based on its independent judgment); iii. The LSRP Panel may request one or more meetings with the technical staff and consultants from the PRCRs (including the PRCRs’ LSRPs) and

60 the Department to answer questions and/or clarify the record. All Parties’ counsel shall be copied on such requests and all Parties and their technical staff and consultants (including the PRCRs’ LSRPs) shall be invited to and permitted to attend any such meetings; iv. In deciding each Disputed Scope and/or Cost, the LSRP Panel shall follow applicable federal and State statutes and regulations and shall also consider the Department’s applicable guidance as well as this JCO; v. The LSRP Panel shall make a good faith effort to reach a unanimous decision, although the determination may be made by majority vote in the absence of unanimity; vi. The LSRP Panel’s determination as to each Disputed Scope and/or Cost shall be set forth in a Detailed Remediation Cost Estimate Worksheet for each Industrial Site, which shall be supported by a detailed written explanation and a certification that is signed by at least two of the three LSRP Panel members in their LSRP capacities with respect to each Disputed Scope and/or Cost at issue. f. Notwithstanding the LSRP Panel’s determinations, for the avoidance of doubt, the LSRP Panel’s determinations shall not result in the PRCR being required to establish a Year One RFS that is above or below the ranges specified in Paragraph 15. g. If this JCO does not become final in accordance with its terms, any determinations made by the LSRP Panel shall be of no force and effect and shall not bind the Parties. h. In no circumstance shall the LSRP Panel be responsible for any decision other than providing an estimate for a Disputed Scope and/or Cost the Parties submit to it.

61 i. Any and all Disputed Scope and/or Cost issues for the Year One RFS shall only be resolved through the process set forth herein in Paragraphs 16.b through 16.f, and in no event shall such a dispute affect any other terms of the JCO. j. For the avoidance of doubt, it is the Parties’ intention that the PRCR shall be given a credit from the Year One RFS and any subsequent RFS for the monetary amount of any RCRA or NJDEP financial assurance the PRCR has established and maintained for any Remediation work within the RFS calculation that is duplicative of work that the PRCR is performing or will perform under the RCRA and/or New Jersey closure, post-closure, and/or operation, maintenance and monitoring requirements. 17. Subsequent Annual Cost Reviews. The PRCR at each of the Industrial Sites will continue to be obligated to submit an annual cost review, as set forth in N.J.A.C. 7:26C-5.10, to the Department every 365 Days after the Year One RFS is established for each of the Industrial Sites, as set forth below: a. The total amount of the RFS(s) for any Industrial Site in subsequent annual cost reviews may increase or decrease in accordance with applicable federal and State laws, regulations, and guidance. For the avoidance of doubt, with regard to any Remediation cost issues, including NAPL Work, as discussed in detail in Paragraph 18, after the Year One RFS, the Parties agree that the amount of the RFS will be determined exclusively through the RFS determination and approval process under applicable law, regulations, and guidance. b. Notwithstanding Paragraph 17.a, after the Year One RFSs are determined, neither the Department nor the PRCRs may seek adjustments to the RFS amounts at any of the Industrial Sites based on information that was Known to the Department, except as

62 expressly set forth below with respect to NAPL Work. For the avoidance of doubt, however, adjustments to the RFS amounts may be made based upon new information that becomes available after the Notice Date regarding the nature, scope, or extent of Contamination that was Known to the Department or changes in applicable federal or state law or regulations regarding such Contamination after the Notice Date. However, such adjustments to the RFS amounts shall be limited to the additional increased or decreased cost related to such new information after the Notice Date regarding the nature, scope or extent of Contamination or changes in law or regulations. c. Downward adjustments, with Department approval, not to be unreasonably withheld, can be made per applicable law, N.J.A.C. 7:26C-5.11 and 5.12, once funds are expended and work is performed. d. The future Industrial Sites RFSs shall be maintained in the form of a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond consistent with the requirements of New Jersey laws and regulations, including N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption), respectively. e. Notwithstanding Paragraph 17.d, the PRCR, provided it is performing the Remediation and is otherwise in compliance with all other provisions of this JCO, may apply to the Department in the following timeframes to be permitted to maintain not more than the following percentages of an Industrial Site RFS using any combination of the financial mechanisms provided for in N.J.A.C. 7:26C, Subchapter 5, with the remainder, if any, to be maintained using the financial mechanisms set forth in Paragraph 17.d: i. Not earlier than 5 years after the JCO Entry Date, 50%;

63 ii. Not earlier than 10 years after the JCO Entry Date, 75%; and iii. Not earlier than 15 years after the JCO Entry Date, 100%. The Department will not unreasonably withhold consent to such an application, provided that with respect to any application to use a self-guarantee, the PRCR making such application submits to the Department information that demonstrates that the PRCR satisfies the standard set forth in N.J.A.C 7:26C, Subchapter 5, Section 5.8 to maintain a self-guarantee for the portion of the RFS sought to be so maintained, or a different standard in New Jersey regulations in effect at the time of such application. Any decision by the Department pursuant to the foregoing sentence, whether approving or denying an application, will be subject to reconsideration annually based on the PRCR’s submission of the required information at such time. In no event will the PRCR for the Chambers Works Site be permitted to use a self-guarantee during a time when the Total Remediation Cost Estimate for the Chambers Works Site exceeds $450,000,000. 18. Chambers Works Site NAPL Work. The Parties acknowledge that the PRCR for the Chambers Works Site submitted a TI Waiver Application with respect to the NAPL located in AOC 1 on December 17, 2024, which application remains pending. The Parties further acknowledge that the PRCR for the Chambers Works Site has submitted additional reports concerning NAPL located in additional AOCs and may submit additional TI Waiver Applications to the EPA and Department. The Parties also acknowledge that the RFS and Reserve Fund obligations at the Chambers Works Site may need to be modified in the future to account for any additional future costs to address NAPL Work that is the subject of the pending or any future TI Waiver Application. The Parties agree as follows: a. Only upon a decision denying a TI Waiver Application shall the Chambers Works Site RFS value be increased (subject to Paragraphs 26 through 28) to reflect the

64 estimated costs of the NAPL Work that was the subject of that TI Waiver Application. Such increase in value is not required until such time as a Final TI Waiver Decision has been issued. b. A Final TI Waiver Decision with respect to Chambers Works shall occur as follows: i. The PRCR has submitted a TI Waiver Application or, with respect to any future TI Waiver Applications, will submit such application to the EPA and Department concurrently. ii. If a TI Waiver Application is granted by both EPA and the Department, a Final TI Waiver Decision will occur at the time of the later approval. iii. If a TI Waiver Application is granted by EPA (either initially or on appeal) but denied, in whole or in part, by the Department, the Department will provide the PRCR with a detailed separate decision setting forth the basis for the denial, which decision shall be subject to appeal as set forth below. iv. If EPA and/or the Department denies a TI Waiver Application, the PRCR shall retain all administrative and judicial appeals available under state and federal law, regulations, and court rules, and only after the expiration of the period by which an appeal must be filed or the exhaustion of such appeal(s) if one or more appeals are filed will the denial constitute a Final TI Waiver Decision. v. Once a Final TI Waiver Decision has been issued for one or more particular AOCs or portions of AOCs (but not before), the PRCR, its LSRP of record, and the Department will take into account for the next annual cost review the additional projected costs to perform the NAPL Work that was the subject of

65 that TI Waiver Application for the particular AOC(s) in accordance with applicable law, regulations, and guidance. vi. For the avoidance of doubt, until such time as a TI Waiver Application has reached a Final TI Waiver Decision, the PRCR and its LSRP of record may assume that a technical impracticability waiver or similar regulatory relief will be available for purposes of calculating the annual RFS value in the annual cost review submission to the Department. 19. Non-PRCR Settling Defendants’ Obligations to Ensure RFSs for the Industrial Sites Are Established and Maintained. If a PRCR remains a going concern and is performing Remediation, but is unable to post the RFS for one or more of the Industrial Sites, the following shall occur: a. The PRCR shall provide notice to the Department and to the other Settling Defendants of such inability to maintain an RFS, and the other Settling Defendants, consistent with their Cost Sharing Agreements, shall spend 60 Days providing assistance to the PRCR in obtaining the necessary financing or other financial arrangements to allow the PRCR to maintain the requisite RFS; b. If the PRCR fails to maintain the requisite RFS with the assistance of the Settling Defendants pursuant to Paragraph 19.a, the Department may require EIDP to provide sufficient guarantees, including but not limited to co-signing one or more of the RFS funding mechanisms permitted pursuant to this JCO, to allow the PRCR to maintain the requisite RFS; and c. If the PRCR is unable to maintain the required RFS at any Industrial Site, notwithstanding Paragraphs 19.a and 19.b, the Department may direct EIDP in writing to

66 establish, and EIDP will establish within 45 Days of receipt of such written communication, the RFS required by this JCO for any Industrial Site for which the PRCR has not maintained the required RFS. d. In the event a Settling Defendant that is not the PRCR assists the PRCR for an Industrial Site to maintain the required RFS or EIDP is directed to establish an RFS for an Industrial Site, neither the non-PRCR Settling Defendant nor EIDP shall become responsible for conducting the required Remediation, provided the PRCR remains a going concern and is performing Remediation. e. Nothing herein prevents the non-PRCR Settling Defendants, including EIDP, from pursuing recovery of their Remediation costs pursuant to the Settling Defendants’ Cost Sharing Agreements, and the Department agrees to provide the Settling Defendants with reasonable cooperation in connection with these efforts. VII. RESERVE FUND 20. Requirements for Establishing and Maintaining the Reserve Fund. Within 60 Days of the JCO Entry Date, the Reserve Fund Defendants (i.e., New DuPont and Corteva) shall establish a Reserve Fund in the amount of $475,000,000, which is not an RFS as defined in N.J.A.C. 7:26C-5.1 et seq. but is to be established and maintained for the purpose of providing further assurance that Remediation of the Industrial Sites will be completed, consistent with the following: a. The Reserve Fund Defendants shall be responsible for establishing the Reserve Fund exclusively for the Department’s benefit to be held, administered, and maintained by a third-party trustee (the “Reserve Fund Trustee”) appointed by the Department pursuant to the terms of the Reserve Fund Agreement between New DuPont, Corteva, and the Department, attached as Exhibit D.

67 b. The Reserve Fund Defendants shall fund their respective shares of the Reserve Fund and the costs of the Reserve Fund Trustee in accordance with their Cost Sharing Agreements, which, as between the parties thereto, would provide for New DuPont to be responsible for 71 percent thereof and Corteva 29 percent. c. Although the Parties acknowledge that the Reserve Fund is not an RFS, the Reserve Fund shall be established through a remediation trust fund, a line of credit, a letter of credit, and/or a surety (payment) bond, consistent with the requirements for each such financial mechanism as set forth in N.J.S.A. 58:10B-3 and N.J.A.C. 7:26C, Subchapter 5, Sections 5.4, 5.6, 5.7, 5.14 (proposed rule pending final adoption), respectively. d. The Reserve Fund Defendants shall be obligated to fund, and the Reserve Fund Trustee shall be obligated to maintain, the Reserve Fund until such time as each of the Industrial Sites has received a sitewide Final Remediation Document for all environmental media from (i) the Department, and (ii) as applicable, EPA. e. The Reserve Fund is capped at $475,000,000 (the “Reserve Fund Cap”). f. The amount of the Reserve Fund shall be adjusted annually in proportion with the percentage decrease or increase in the annual aggregate amount of the RFSs, starting with the RFSs immediately following the Year One RFSs, required by the Department for the four Industrial Sites, but in no event shall the Reserve Fund exceed the Reserve Fund Cap. For the avoidance of doubt, the initial Reserve Fund that is established in the amount of $475,000,000 may decrease in value proportionately to any decrease in the annual aggregate value of the RFSs for the four Industrial Sites. Only once the value of the Reserve Fund falls below $475,000,000 can its value increase in proportion to any

68 increase in the aggregate value of the RFSs for the Industrial Sites, but under no circumstance shall the Reserve Fund exceed $475,000,000. g. The Reserve Fund Defendants and the Reserve Fund Trustee shall submit written documentation to the Department on an annual basis demonstrating that the Reserve Fund is in compliance with the above-stated Reserve Fund requirements. 21. The Department shall be entitled to draw on the Reserve Fund in accordance with the Reserve Fund Agreement only if each of the following conditions are met: a. The funds are drawn in connection with Remediation work identified in the prior year’s Detailed Remediation Cost Estimate Worksheet submitted by the PRCR and its LSRP and approved by the Department for one or more of the Industrial Sites where the Department has determined that the PRCR has failed to perform the Remediation as required; b. The Department has notified all Settling Defendants and the Reserve Fund Trustee that the PRCR has failed to perform the Remediation of one or more of the Industrial Sites and has given the PRCR a reasonable opportunity to cure of at least 30 Days; c. After such opportunity to cure has lapsed, the Department has notified all Settling Defendants of such failure to cure; d. The Department has made a demand to avail itself of the funds in the RFS(s) for the particular Industrial Site(s) for which the Department has determined that the required Remediation is not being performed; and

69 e. The Department has not received within 30 Days the funds demanded in Paragraph 21.d from the RFS(s) for the particular Industrial Site(s) for which the Department has determined that the required Remediation is not being performed. 22. The Department shall have the right to avail itself of the funds in the Reserve Fund for the purpose of performing the Remediation of the Industrial Site after the foregoing conditions in Paragraph 21 have been met, subject to these additional requirements: a. The Department may access the funds consistent with the Reserve Fund Agreement; b. The Department shall provide a written communication to the Reserve Fund Defendants and the Reserve Fund Trustee briefly summarizing the Remediation in the Detailed Remediation Cost Estimate Worksheet for which the Reserve Fund funds will be used; c. The Department shall submit proof of the expense(s) (e.g., bid, invoice, purchase order, deposited check) for which the Reserve Fund funds were used to the Reserve Fund Defendants and the Reserve Fund Trustee on an annual basis; and d. The Department shall continue to issue a written demand to the PRCR that has failed to perform the Remediation on a quarterly basis that it perform the Remediation of the Industrial Site(s) for which a determination has been made by the Department that the required Remediation is not being performed. 23. Any amount drawn by the Department from the Reserve Fund shall decrease the Reserve Fund Cap by that amount unless or until funds are recouped pursuant to Paragraph 24 below concerning Reserve Fund Recoupment, in which case the Reserve Fund Cap shall be

70 replenished up to its value prior to the Department drawing on the funds, but in no circumstance greater than $475,000,000. 24. If and to the extent that the Department recovers funds from the PRCR for which the Reserve Funds were used, the Department shall assign its rights to recover any amount previously utilized from the Reserve Fund to the Reserve Fund Defendants. If Reserve Funds are recovered, whether by the Department or the Reserve Fund Defendants, those funds shall be deposited back into the Reserve Fund (the “Reserve Fund Recoupment”), subject to the Reserve Fund Cap and subject to the annual adjustment in proportion with the percentage decrease or increase in the annual aggregate amount of the RFSs required by the Department for each of the four Industrial Sites. 25. If this JCO fails to become a final court order and the Effective Date herein never occurs, the Reserve Fund and the Reserve Fund Trust will be terminated by the Reserve Fund Defendants without the consent of the Department. 26. Reserve Fund as Supplemental RFS. If the total estimated costs for Remediation of the Chambers Works Site, including any NAPL Work that has been the subject of a Final TI Waiver Decision (the “Total Remediation Cost Estimate”), exceed $450,000,000, then the Reserve Fund, not to exceed the Reserve Fund Cap, shall function as a supplemental RFS for the costs of the estimated Remediation amount over $450,000,000. 27. In the event the Chambers Works Site Total Remediation Cost Estimate exceeds $925,000,000, there shall be no obligation to establish any supplemental RFS for the Chambers Works Site beyond the $450,000,000 RFS established by the PRCR plus the Reserve Fund, not to exceed the Reserve Fund Cap, functioning as a supplemental RFS for the costs of the estimated Remediation amount over $450,000,000; provided, however, that the provisions of this JCO,

71 including Sections VI, VII, and VIII with respect to the responsibility of the Settling Defendants to perform the Remediation of the Chambers Works Site shall continue to apply. 28. At any time when the Total Remediation Cost Estimate for a particular year based on the annual cost review exceeds $450,000,000 for the Chambers Works Site, the original RFS established by the PRCR shall remain static at $450,000,000 and shall not be reduced in value during the annual cost review process until the remaining Total Remediation Cost Estimate for the Chambers Works Site is determined to be less than $450,000,000. So long as the Total Remediation Cost Estimate for the Chambers Works Site falls below $925,000,000, the portion of the Reserve Fund that is functioning as a supplemental RFS for the Chambers Works Site may be reduced during the annual cost review as costs are expended to perform the Remediation of the Site. VIII. REMEDIATION OBLIGATIONS 29. Continuing Obligation to Perform Remediation. Except as expressly set forth in this JCO, nothing in this JCO is intended to alter, in any way, any Settling Defendant’s obligation to conduct Remediation at the Industrial Sites consistent with applicable federal and State laws, regulations, and guidance. 30. Remediation is required at each Industrial Site until each Site is fully and finally Remediated pursuant to applicable federal and State laws, regulations, and guidance and receives a sitewide Final Remediation Document for all environmental media from (i) the Department and (ii) as applicable, EPA. 31. The PRCR shall continue to conduct the Remediation at each Industrial Site in the first instance.

72 32. Defaulting PRCR. Notwithstanding Paragraph 31, if the PRCR fails to perform the Remediation at any Industrial Site (the “Defaulting PRCR”), EIDP shall perform the required Remediation at such Site so long as each of the following conditions has been met: a. The Department has issued a Spill Act Directive to the Defaulting PRCR providing the Defaulting PRCR with 21 Days to restart the performance of the Remediation and the Defaulting PRCR has not resumed performance of the Remediation in such time; b. The Department has provided the non-PRCR Settling Defendants with an additional 21 Days to discuss the Remediation responsibilities at the Industrial Site that they may have under their Cost Sharing Agreements and the non-PRCR Settling Defendants have not resumed the Remediation in such time; and c. At least some of the Remediation remaining at the Industrial Site involves Discharges that occurred prior to July 2015. 33. If EIDP performs the Remediation pursuant to Paragraph 32, EIDP may utilize funds from the RFS(s) established by the Defaulting PRCR for the Industrial Site where the Defaulting PRCR has failed to conduct the Remediation until such funds are exhausted as if EIDP were the PRCR. 34. If the RFS(s) for the Industrial Site where the Defaulting PRCR has failed to conduct the Remediation are unavailable for EIDP to use to perform Remediation, EIDP shall notify the Department in writing. If, in the opinion of the Department, the RFS funds are unavailable, the Department shall notify EIDP and the Reserve Fund Trustee that EIDP may utilize the Reserve Fund to perform the Remediation until the Reserve Fund is exhausted. Once the Reserve Fund is exhausted, EIDP shall perform the Remediation using its own financial resources

73 and shall have the right to seek contribution from any other responsible party that may have Discharged Contaminants at the particular Industrial Site at issue after July 2015. 35. Nothing herein prevents EIDP from pursuing recovery of EIDP’s Remediation costs pursuant to the Settling Defendants’ Cost Sharing Agreements, and the Department agrees to provide the Settling Defendants with reasonable cooperation in connection with these efforts. Nothing herein is intended to alter or modify the Companies’ Cost Sharing Agreements. 36. The Department and the PRCRs recognize that the Industrial Sites encompass historic, current, and potential future manufacturing and/or commercial operations. Thus, subject to the Department’s obligation to protect human health, safety and the environment, the Department recognizes that future Remediation, including long-term remedial action implementation, operation, maintenance, and monitoring, at the Industrial Sites will consider current operations and potential future industrial and/or commercial land uses. 37. Discretionary Direct Oversight. The Department agrees to withdraw in writing its assertion of Discretionary Direct Oversight of the Chambers Works Site, as set forth in letters dated February 28, 2025 and March 6, 2025, on or before the JCO Entry Date. 38. The Department agrees not to assert Discretionary Direct Oversight at any of the four Industrial Sites based on Discharges of Contaminants that occurred prior to the JCO Entry Date. 39. With respect to the Parlin Site’s compulsory direct oversight status pursuant to N.J.A.C. 7:26C-14.2, the Department agrees to meet with DuPont Specialty Products and its representatives (including its LSRP) as soon as reasonably practicable to discuss whether it would be appropriate to adjust certain direct oversight requirements pursuant to N.J.A.C. 7:26C-14.4 on

74 the basis that such action would be (i) in the public interest, and (ii) protective of public health and safety and the environment. IX. MITIGATION OF ONGOING PFAS DISCHARGES AT THE CHAMBERS WORKS AND PARLIN SITES 40. Abatement actions have been taken at the Chambers Works and Parlin Sites to reduce PFAS Discharges from ongoing Site operations, including but not limited to the use of carbon beds to abate water and air discharges from individual operating units. As part of continuing efforts to reduce PFAS Discharges from ongoing operations at the Chambers Works and Parlin Sites, Chemours and DuPont Specialty Products agree to undertake, for their respective operations at the two Sites, an evaluation, including without limitation the collection of data, of the continued presence and discharge (including emissions) of PFAS within and from their ongoing operations. Chemours and DuPont Specialty Products shall report the results to the Department within 12 months of the JCO Entry Date, after which Chemours and DuPont Specialty Products and the Department will meet to discuss any additional measures that may or may not be appropriate to mitigate PFAS Discharges that occur after the JCO Entry Date based on consideration of available technology; applicable New Jersey regulations, including any that become applicable after the JCO Entry Date; the significance of such PFAS Discharges from ongoing site operations (if any); the steps already taken and being taken to abate such PFAS Discharges; and the economic feasibility of such steps. For the Chambers Works Site, any mitigation of Discharges of PFAS to Surface Waters will be determined by the ongoing New Jersey Pollutant Discharge Elimination System permit renewal process and, as part of such process, Chemours will agree to implement PFAS abatement projects to achieve reductions of such Discharges.

75 X. RESOLUTION OF THE COMPENSATORY RESTORATION ADMINISTRATIVE CONSENT ORDER 41. Novation of the CRACO. The Parties agree that this JCO is a novation to and supersedes the CRACO. No rights or obligations under the CRACO shall survive the entry of this JCO except for those rights or obligations under the CRACO that are expressly incorporated herein. 42. Remaining CRACO Parcels. Settling Defendants shall take the following steps regarding the Remaining CRACO Parcels. The Parties shall cooperate to implement these steps, and the Department shall identify a point of contact for the Settling Defendants to implement these steps: a. Updated Title Insurance Commitment. Within 90 Days of the JCO Entry Date, Settling Defendants shall provide the Department with an updated title insurance commitment for each Remaining CRACO Parcel prepared in accordance with the Green Acres Program’s “Title Insurance Commitment and Title Insurance Policy Checklist” (attached as Exhibit F, and available at https://dep.nj.gov/wp- content/uploads/greenacres/pdf/title-checklist-10-2022.pdf). b. Updated Survey. Within 60 Days of the JCO Entry Date, the Department shall review the last surveys performed, attached hereto as Exhibit G, and identify any necessary updates. Within 60 Days of a request for an updated survey, Settling Defendants shall submit to the Department an updated survey for such Parcel prepared in accordance with the Green Acres Program’s “Scope of Survey Services and Standard Detail Requirements” (attached as Exhibit H, and available at https://dep.nj.gov/greenacres/survey-section-standard-scope-of-work/).

76 c. Encroachment Issues. Within 60 Days of receiving an updated survey for a Remaining CRACO Parcel, the Department shall identify to Settling Defendants (i) Permitted Exceptions for the Parcel and (ii) any encroachments on such Parcel that must be resolved by the Settling Defendants. Within 30 Days thereafter, the Settling Defendants shall submit to the Department for approval a plan to resolve the encroachments identified by the Department as requiring resolution. Subject to Permitted Exceptions, Settling Defendants shall be obligated to resolve all encroachments on each Remaining CRACO Parcel before any easement or conveyance of title may be effectuated. d. Demolition of Abandoned/Derelict Structures on Pompton Lakes Parcels. The requirements of paragraphs 11 through 15 of the CRACO regarding the demolition of all abandoned/derelict structures on the Pompton Lakes #1 and #2 Parcels are expressly incorporated herein. Within 60 Days of the JCO Entry Date, Settling Defendants shall submit a report regarding the implementation of the Demolition Work Plan, and take any additional steps, if any, required by paragraph 15 of the CRACO. e. Updated Preliminary Assessment Report and Site Investigation Report. i. Within 90 Days after the JCO Entry Date, the PRCR shall provide the Department with a Preliminary Assessment Report and Site Investigation Report for the Chambers Works Salem Creek Parcel, prepared in accordance with the Tech Regs. With respect to the Repauno Works and Pompton Lakes Parcels, the PRCR shall, within 90 Days after the JCO Entry Date, provide a written update report to the Department on the Remediation status of each such Parcel, including by reference to existing Remediation reports. The Department shall determine if the reports contain the required information and shall notify the PRCR as follows:

77 1. If the Department determines that the reports do not contain the required information, including but not limited to identifying all Areas of Concern, the Department shall send the PRCR a deficiency letter identifying the additional information that must be submitted. The PRCR shall submit the information by the date specified in the letter. 2. If the Department determines that the reports contain the required information, the Department shall send the PRCR a letter acknowledging the sufficiency of the reports. ii. If the report(s) approved by the Department for a Remaining CRACO Parcel identify one or more contaminated Areas of Concern, the PRCR shall conduct further Remediation of the Parcel as necessary to complete a Restricted Use Remedial Action necessary for the intended use of the Parcel, consistent with Paragraph 42.f. f. Remedial Action. i. Unless otherwise agreed to by the Department, the PRCR shall complete a Restricted Use Remedial Action of each Remaining CRACO Parcel at which a contaminated Area of Concern has been identified, consistent with federal and state laws, regulations, and guidance, including consideration of natural background levels, prior to the placement of an easement and/or conveyance of title. ii. Unless otherwise agreed to by the Department, no easement or conveyance of title may be effectuated until the PRCR has submitted a final Remedial Action Report, as applicable, for the subject Remaining CRACO Parcel

78 in compliance with N.J.A.C. 7:26E-5.7 (except that the remedial timeframes set forth therein shall not apply), and the Department has approved the same and confirmed in writing that the Remedial Action is complete. iii. For a Restricted Use Remedial Action, the PRCR shall obtain and comply with a Remedial Action Permit pursuant to N.J.A.C. 7:26C-7. The PRCR shall be designated in such permit as the sole “party responsible for permit compliance” and shall enter into a site access agreement with the Department in order to perform any activity as may be required pursuant to the Remedial Action Permit. The PRCR shall thereafter perform all actions as may be required pursuant to such Remedial Action Permit for as long as it remains in effect. iv. The PRCR shall provide the Department with a status report of the Remediation being conducted at each Remaining CRACO Parcel every 90 Days, or as otherwise agreed, until the Remedial Action at such Parcel is complete. g. Conservation Easements. Each CRACO Remaining Parcel that is designated for a conservation easement shall be subject to the following process. i. Chambers Works Salem Creek Parcel. Within 60 Days of the Department’s approval of the Parcel for conveyance, Chemours and Chemours FC shall place a conservation easement on the Chambers Works Salem Creek Parcel in substantially the same form as Exhibit I. The conservation easement shall be filed with the Clerk of the county in which the property is located, and Chemours and Chemours FC shall submit copies of the recorded conservation easement to the Department.

79 ii. Repauno Works Parcels. The Parties acknowledge that fee title to the Repauno Works #1 Wiggins Pond and Repauno Works #2 White Sluice Parcels is currently held by Delaware River Partners (“DRP”) subject to an obligation by DRP to convey conservation easements pursuant to Amendment No. 2 to Environmental and Indemnification Agreement and Amendment No. 4 to Agreement of Sale. Within 60 Days of the Department’s approval of the Parcels for conveyance, Chemours and Chemours FC shall take all commercially reasonable steps to convey a conservation easement for such Parcel in substantially the same form as Exhibit I, including enforcing DRP’s contractual obligations to convey such easement. The conservation easement shall be filed with the Clerk of the county in which the property is located, and Chemours and Chemours FC shall submit copies of the recorded conservation easement to the Department. h. Conveyance of Pompton Lakes Parcels. Within 90 Days of the Department’s approval of the Pompton Lakes # 1 and #2 Parcels for conveyance, whichever is last to occur, Chemours FC shall convey fee simple absolute title to both Parcels to the Department subject to any Permitted Exceptions. The conveyances shall occur at the same time and shall be accomplished through the delivery by Chemours FC of the following documents to the Department: (i) bargain and sale deed with covenants against grantor’s acts, (ii) affidavit of title, (iii) evidence of authority to convey, (iv) seller’s residency certification, i.e. Form GIT/REP-3, (v) affidavit of consideration for use by seller, i.e. Form RTF-1; (vi) a title insurance policy; and (vii) any other documents the Department may request.

80 43. Costs. The Settling Defendants agree to bear their full cost of the required steps herein. 44. CRACO Release. Plaintiffs hereby fully and forever release, covenant not to sue, and agree not to otherwise take administrative action against the CRACO Releasees for any “Natural Resource Damages” as that term is defined in the CRACO. 45. Contribution Protection. The contribution protection for the CRACO Releasees provided for in paragraph 30 of the CRACO is hereby expressly preserved and remains in effect. 46. Extensions of Time. Settling Defendants may request a reasonable extension of time to satisfy any requirement in this Section X by submitting to the Department a written request for an extension no later than 14 Days prior to the applicable deadline. The Department’s failure to respond to such a request shall be deemed approval of the request for an extension. 47. CRACO Enforcement. In the event that Settling Plaintiffs assert a claim for breach against Settling Defendants for failure to comply with the requirements of this Section X, the Department shall retain, in connection with any such alleged breach, all remedies available to the Department, and Settling Defendants shall retain all defenses available to Settling Defendants, under applicable law or in equity. For the avoidance of doubt, however, Plaintiffs shall have no right to reinstitute any Claims or causes of action for “Natural Resource Damages” as that term is defined and not otherwise reserved in the CRACO. 48. Nothing herein relieves Settling Defendants of their Remediation obligations with respect to Discharges at and from the Additional CRACO Industrial Sites or the Remaining CRACO Parcels.

81 XI. THE SETTLING PLAINTIFFS’ RELEASES AND COVENANT NOT TO SUE; DISMISSALS AND WITHDRAWALS OF DIRECTIVES 49. Industrial Sites Release and Covenant Not to Sue. As of the Effective Date, in consideration of this JCO, Settling Plaintiffs acting in all of their capacities, including in the Department’s standing as parens patriae, as trustee of the State’s natural resources, as an entity with interests in real property in the State, and in its regulatory capacity, fully and forever release, covenant not to sue, and agree not to otherwise take administrative or civil action against any of the Released Entities for any and all Released Industrial Sites Claims. To the full extent of the Attorney General’s and other Settling Plaintiffs’ authority under the law to release the Released Industrial Sites Claims, the foregoing release shall apply to (i) the State (including its departments, agencies, authorities, divisions, boards, commissions, districts, instrumentalities of any kind and attorneys, including the Attorney General and county prosecutors, and any person in his or her official capacity whether elected or appointed to serve any of the foregoing); (ii) all Political Subdivisions, but only to the full extent of the Attorney General’s and the Settling Plaintiffs’ power and authority under New Jersey law to release such claims; and (iii) any Person or entity acting or purporting to act in a parens patriae, sovereign, quasi-sovereign, private attorney general, qui tam, taxpayer, or other capacity (whether or not such Person or entity signs this JCO or participates in the JCO process set forth in Section XVI) seeking relief on behalf of or generally applicable to the general public in the State or the people of the State (Settling Plaintiffs and all persons and entities in clauses (i), (ii), and (iii), collectively, the “Industrial Sites Releasors”). The releases of Released Industrial Sites Claims provided for in this JCO (individually and collectively, the “Industrial Sites Release”) extend to Released Industrial Sites Claims that Settling Plaintiffs do not know or suspect to exist in their favor as of the JCO Entry Date, regardless of whether they could have materially affected the terms of this JCO. It is the intention of this JCO that the definition of “Industrial Sites

82 Release” be as broad, expansive, and inclusive as possible, so as to give the Released Entities the broadest possible bar against Released Industrial Sites Claims and extend to the full extent of the power of the Attorney General and the other Settling Plaintiffs to release Released Industrial Sites Claims, to the maximum extent allowable by law. This JCO shall be a complete bar to any Released Industrial Sites Claim. 50. Statewide PFAS Release and Covenant Not to Sue. As of the Effective Date, in consideration of this JCO, the Statewide PFAS Releasors, acting through and by the Attorney General and on behalf of the State and all executive and administrative offices, departments, agencies, authorities, and instrumentalities of the State government, and acting in all of the Settling Plaintiffs’ capacities as described in Paragraph EE, on behalf of and for the benefit of all the State’s Political Subdivisions, citizens, and residents, fully and forever release all Released Entities from all Released Statewide PFAS Claims and fully discharge all Released Statewide PFAS Claims against all Released Entities. The statewide releases provided for in this JCO (individually and collectively, the “Statewide PFAS Release”) extend to Released Statewide PFAS Claims that the Statewide PFAS Releasors do not know or suspect to exist in their favor as of the Effective Date, regardless of whether they could have materially affected the terms of this JCO. It is the intention of this JCO that the definition of “Statewide PFAS Release” be as broad, expansive, and inclusive as possible, so as to give the Released Entities the broadest possible bar against any liability in any way arising from, based on, involving, or caused by any Covered PFAS Conduct or Covered PFAS Harm and extend to the full extent of the power of the State, the Governor, and the Attorney General to release PFAS Claims, to the maximum extent allowable by law. This JCO shall be a complete bar to any Released Statewide PFAS Claim. By the State exercising its authority and the Court entering this JCO, any Released Statewide PFAS Claim (regardless of the identity of the

83 Person asserting the Released Statewide PFAS Claim) arising from, based on, involving, or caused by PFAS in Drinking Water Supplies, Potable Water, a Private Potable Well, a Water Purveyor, or a Water System in the State or within the State’s jurisdiction and any Released Statewide PFAS Claim asserted by a Government Entity of the State or of any of the State’s Political Subdivisions against any Released Entity in any way arising from, based on, involving, or caused by any Covered PFAS Conduct or Covered PFAS Harm is released, barred, and precluded, but only to the full extent of the Attorney General’s and Settling Plaintiffs’ power and authority under New Jersey law to release such claims. 51. The Releases and Covenants Not To Sue described in Paragraphs 49 and 50 extend only to the Settling Defendants and the Released Entities, respectively, and not to any other Person. 52. The Releases and Covenants Not To Sue described in this Section XI do not pertain to any matters other than those expressly stated. 53. Dismissals. Within 5 Days of the Settling Plaintiffs’ receipt of the Initial Payment: (i) the Settling Plaintiffs shall file a motion for Dismissal of the Chambers Works Litigation, the Pompton Lakes Litigation, the Parlin Litigation, and the Repauno Works Litigation as to the Settling Defendants pursuant to Federal Rule of Civil Procedure 41(a)(2); (ii) the Settling Plaintiffs shall file a motion for Dismissal of the AFFF Litigation as to the Settling Defendants pursuant to Federal Rule of Civil Procedure 41(a)(2); and (iii) the Department shall withdraw and close the Statewide PFAS Directive, the 2017 Chambers Works Directive, and the Pompton Lakes Works Directive as to Settling Defendants. To the extent necessary to avoid any further non-settlement related proceedings in the Litigations, the Parties shall seek a stay of non-settlement related proceedings involving Settling Defendants in the Litigations pending the filing of the Dismissals.

84 XII. RESERVATIONS AND FUTURE LITIGATION 54. Delaware Estuary Claims. A portion of the Settlement Payments for Natural Resource Damages arising out of or relating to Discharges at or from the Chambers Works Site and the Repauno Works Site will be applied to restoration of the State of New Jersey’s trust resources within the Delaware Estuary, including the Delaware River and/or Delaware Bay (“Delaware Estuary Restoration Projects”). The Delaware Estuary Restoration Projects will be designed to benefit Natural Resources held in trust by the State of New Jersey, but the Parties recognize that Natural Resources held jointly or alone by other tribal, state, and/or federal trustees (the “Other Delaware Estuary Trustees”) will likely benefit from the Delaware Estuary Restoration Projects. However, nothing in this JCO shall be construed as releasing any Delaware Estuary Claims to the extent such claims belong to any Other Delaware Estuary Trustees. 55. Nothing in this JCO shall be construed as precluding the Settling Plaintiffs from taking any action permitted by law that they deem necessary or appropriate to protect public health and safety and the environment, and to enforce the environmental laws of the State, to the extent those actions are not inconsistent with this JCO or any resolution of liability effected hereby. For the avoidance of doubt, no action or enforcement that any Settling Plaintiff takes pursuant to this Paragraph 55 can alter in any way the Dismissals, the Releases, the Covenants Not to Sue, or any other provision of this JCO. 56. Acknowledgement of Continuing Remediation Obligations. Notwithstanding anything else to the contrary in this JCO, the Dismissals, the Releases, and the Covenants Not To Sue with respect to Released Industrial Sites Claims and Released Statewide PFAS Claims do not relieve any Settling Defendant or any Released Entity of their obligations to perform and/or fund Remediation at and from the Industrial Sites in accordance with federal and State statutes, regulations, and guidance as they exist now or in the future. Further, for the avoidance of doubt,

85 this JCO does not relieve any Settling Defendant or any Released Entity of any obligations that may exist under federal and State statutes, regulations, and guidance to perform and/or fund Remediation at or from any other sites currently or formerly owned, operated, or otherwise controlled by any of the Settling Defendants or any Released Entity anywhere within the State of New Jersey. 57. The Settling Defendants understand and acknowledge that the PRCRs’ and EIDP’s failure to comply with their Remediation obligations at the Industrial Sites may give rise to enforcement and liability pursuant to federal or state law. 58. Nothing in the JCO shall limit the Department’s right or ability to seek to have the Settling Defendants or Released Entities take any action consistent with the Department’s powers and authorities to evaluate, minimize, control, or eliminate Discharges, including Industrial Sites Discharges or any other Discharge within the State, that occur after the JCO Entry Date. 59. Nothing in this JCO shall be construed as releasing any of the Settling Defendants or any Released Entity for any Claims for non-PFAS Contamination at or from any New Jersey sites other than the Industrial Sites where Settling Defendants or any Released Entity by contract, agreement, or otherwise arranged for disposal or treatment of such non-PFAS Contaminants, or arranged with a transporter for transport for disposal or treatment of such non-PFAS Contaminants. 60. The Settling Plaintiffs reserve, and this JCO is without prejudice to, all rights against the Settling Defendants and Released Entities concerning all matters not addressed in this JCO, including but not limited to applicable State and federal laws and regulatory requirements, including permitting.

86 61. The Settling Defendants reserve, and this JCO is without prejudice to, all rights against the Settling Plaintiffs and defenses to actions brought by the Settling Plaintiffs against any of the Settling Defendants concerning all matters not addressed in this JCO. 62. Except as otherwise set forth in this JCO, nothing in this JCO shall waive or impair any rights or defenses that the Settling Defendants or the Settling Plaintiffs may have. 63. Notwithstanding anything else to the contrary in this JCO, nothing in this JCO alters or releases the existing obligations of the Settling Defendants in any existing agreement with third parties for testing, treatment, or Remediation of Contaminants, including but not limited to PFAS. 64. Nothing in this JCO shall be construed, nor is intended by the Parties, to limit the right of any Class-Member Public Water System to obtain its designated recovery under the Public Water System Class Settlement. 65. Nothing in this JCO shall be construed to release any Claim concerning any sites that have been owned, operated, or otherwise controlled by any of the Settling Defendants or any Released Entity, including the Industrial Sites, that arises solely from conduct by one or more of the Settling Defendants or Released Entities that occurs entirely after the JCO Entry Date. 66. The Settling Plaintiffs reserve, and this JCO is without prejudice to, all rights against the Settling Defendants and Released Entities for any criminal liability. XIII. CONTRIBUTION PROTECTION 67. The Parties agree and the Court finds that this JCO meets the requirements for providing protection to Settling Defendants from contribution actions under CERCLA, the Spill Act, the Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-1 to -61, the Comparative Negligence Act, N.J.S.A. 2A:15-5.1 to-5.8, the Uniform Contribution Among Joint Tortfeasors Act, and any similar state law or doctrine that reduces or discharges a released party’s liability to any other Persons.

87 68. The Parties further agree and the Court by entering this JCO intends that Claims by Releasors against Non-Released Entities should not result in additional payments by Released Entities for the Released Claims, whether through contribution, indemnification, or any other means. 69. This JCO constitutes a good-faith settlement of the Released Claims against the Released Entities. The Releasors stipulate that they give all Dismissals, the Releases, and the Covenants Not To Sue provided in this JCO in good faith pursuant to the State’s Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-1 to -61. The Parties further stipulate that this JCO and the Dismissals, the Releases, and the Covenants Not To Sue provided herein were entered into in good faith based upon arm’s-length negotiation among the Parties and their counsel. The Parties further stipulate that the Dismissals, the Releases, and the Covenants Not To Sue provided in this JCO are intended to and shall serve as a bar to all cross-claims, counterclaims, and complaints for contribution which have been brought or may be brought against the Released Entities arising from, based on, involving, or caused by the Released Claims. 70. Upon entry by the Court, this JCO shall constitute a judicially approved settlement within the meaning of N.J.S.A. 58:10-23.11f.a(2)(b) and section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), and a final judgment in the Litigations with respect to Settling Defendants (but not as to other defendants) for purposes of providing Settling Defendants protection from contribution actions and contribution Claims for “matters addressed” in this JCO (collectively, the “Contribution Claims”), all to the maximum extent provided for in N.J.S.A.58:10-23.11f.a.(2)(b) and 42 U.S.C. § 9613(f)(2). The “matters addressed” in this JCO are all the Released Claims. To the maximum extent allowable by law, Settling Defendants shall not be liable for Contribution

88 Claims, including under N.J.S.A. 58:10-23.11f.a(2)(a), 42 U.S.C. § 9613(f), and 42 U.S.C. § 9622(h)(4). 71. The Settlement Payments made under this JCO shall be the sole payment made by the Released Entities to the Releasors for the Released Claims. 72. This JCO will resolve the liability of Settling Defendants to Settling Plaintiffs for the purpose of providing contribution protection to Settling Defendants and other Released Entities from contribution actions under CERCLA, the Spill Act, the Joint Tortfeasors Contribution Law, N.J.S.A. 2A:53A-l to -61, the Comparative Negligence Act, N.J.S.A. 2A:15-5.1 to -5.8, or any other statute, regulation, order, or common-law principle related to the causes of action that were or could have been pleaded in the Litigations or the Spill Act Directives or matters addressed in this JCO. The Parties agree and the Court by entering this JCO finds that Settling Defendants are entitled to protection from contribution actions pursuant to section 113(f)(2) of CERCLA, 42 U.S.C. § 9613(f)(2), the Spill Act, N.J.S.A. 58:10-23.11f.a.(2)(b), and any other statute, regulation, order, or common-law principle that provides contribution rights against any Released Entity with regard to the subject matter of the Litigations or the Spill Act Directives or the matters addressed in this JCO. In any action in which a Non-Released Entity asserts a Claim against a Released Entity on the basis of contribution, indemnity, or other claim-over on any theory seeking to recover any amounts paid by or awarded against that Non-Released Entity by way of settlement, judgment, or otherwise on any Released Claims (a “Claim-Over”), Settling Plaintiffs shall use best efforts to support any Released Entity’s assertion that the Released Entities have paid through this JCO their equitable share of damages. 73. To the extent that, on or after the JCO Entry Date, any Releasor enters into a settlement with a Non-Released Entity to resolve a Claim that would be a Released Claim if

89 brought against a Released Entity (a “Non-Party Settlement”), including in any bankruptcy case or through any plan of reorganization (whether individually or as a class of creditors), the Releasor will include (or in the case of a Non-Party Settlement made in connection with a bankruptcy case, will cause the debtor to include), unless prohibited from doing so under applicable law, in the Non- Party Settlement a prohibition on Claim-Over or a release from such Non-Released Entity in favor of the Released Entities (that is equivalent in nature and scope to the Releases contained in this JCO) of any Claim-Over. 74. Settling Defendants expressly reserve all rights, including any right to indemnification and contribution (including indemnification and contribution pursuant to an insurance contract for Settling Defendants’ payment obligations under this JCO), defenses, Claims, demands, and causes of action that Settling Defendants may have concerning any matter, transaction, or occurrence, whether or not arising out of the subject matter of the Litigations or the Spill Act Directives, against any Person not a Party to this JCO, with the following exceptions: a. No Settling Defendant or Released Entity shall seek contribution from 3M to recover any amount paid pursuant to this JCO unless 3M has filed against any Settling Defendant or Released Entity a Claim, a Claim-Over, or a Contribution Claim. b. No Settling Defendant or Released Entity shall seek contribution to recover any amount that Settling Defendants have paid pursuant to this JCO from any Releasor, from any Government Entity of the State or of any of the State’s Political Subdivisions, or from any Non-Released Entity that pursuant to this JCO has fully and forever released all Released Entities from all Released Claims, provided, however, that if, notwithstanding this Paragraph 74.b, such a Non-Released Entity brings a Claim, Claim-Over, or contribution action against a Released Entity, Settling Defendants expressly reserve all

90 rights to seek contribution to recover as an offset from such Non-Released Entity any amount that Settling Defendants has agreed to pay pursuant to this JCO. 75. If any Releasor obtains a judgment with respect to Released Claims that does not contain a prohibition like that described in Paragraph 73, or any Releasor files a Claim relating to the foregoing against a Non-Released Entity in bankruptcy, or a Releasor is prevented for any reason from obtaining a prohibition/release in a Non-Party Settlement as provided in Paragraph 73, and such Non-Released Entity asserts a Claim-Over against a Released Entity, the Settling Defendants shall take the following actions to ensure that the Released Entities do not pay more with respect to Released Claims to Releasors or to Non-Released Entities than the amounts owed by the Settling Defendants under this JCO: a. Settling Defendants shall notify that Releasor of the Claim-Over within 60 Days after the assertion of the Claim-Over or 60 Days after the JCO Entry Date, whichever is later; b. Settling Defendants and that Releasor shall meet and confer concerning the means to hold Released Entities harmless and ensure that they are not required to pay more with respect to Released Claims than the amounts owed by Settling Defendants under this JCO; and c. That Releasor and Settling Defendants shall take steps sufficient and permissible under the law of the State to hold Released Entities harmless from the Claim- Over and ensure that Released Entities are not required to pay more with respect to Released Claims than the amounts owed by Settling Defendants under this JCO. Settling Plaintiffs must use best efforts to support the Released Entities’ efforts to enforce their

91 Claim-Over rights against that Releasor and to support all of the following steps. Such steps may include, where permissible: i. Filing of motions to Dismiss or such other appropriate motion by any Released Entity, and supported by Releasors, in response to any Claim filed in litigation or arbitration; ii. Reduction of that Releasors’ Claim and any judgment it has obtained or may obtain against such Non-Released Entity by whatever amount or percentage is necessary to extinguish such Claim-Over under applicable law, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non- Released Entity; iii. Placement into escrow of funds paid by the Non-Released Entities such that those funds are available to satisfy the Claim-Over; iv. Return of monies paid by Settling Defendants to that Releasor to permit satisfaction of a judgment against or settlement with the Non-Released Entity to satisfy the Claim-Over; v. Payment of monies to Settling Defendants by that Releasor to ensure that Released Entities are held harmless from such Claim-Over, up to the amount that Releasor has obtained, may obtain, or has authority to control from such Non- Released Entity; and vi. Such other actions as that Releasor and Settling Defendants may devise to hold any Released Entity harmless from the Claim-Over. d. The actions of that Releasor and Settling Defendants taken pursuant to Paragraph 75.c must, in combination, ensure that the Released Entities are not required to

92 pay more with respect to the matters addressed in this JCO than the amounts owed by Settling Defendants under this JCO. e. In the event of any dispute over the sufficiency of the actions taken by Settling Plaintiffs pursuant to Paragraph 75.c, Settling Plaintiffs and Settling Defendants may seek review by this Court. If this Court’s actions do not result in Released Entities being held harmless in accordance with the protections of the JCO, Settling Defendants shall have a claim for breach of this JCO by the Settling Plaintiffs. XIV. NO FINDING OR ADMISSION OF LIABILITY 76. This JCO shall not be used as evidence in any other litigation or future proceedings other than (a) in a proceeding to enforce the terms hereof; or (b) any other proceeding involving the contribution protections provided by this JCO. 77. No part of this JCO, nor the JCO as a whole, nor any activity taken by any Settling Defendant pursuant to this JCO, shall constitute, nor shall be interpreted or used as, an admission of wrongdoing, fault, liability, law, or fact, nor shall this JCO or any Section or Paragraph thereof be admissible in any proceeding or hearing as an admission, except to the extent necessary for a Settling Defendant, a Released Entity, or a Settling Plaintiff to enforce a provision of this JCO or to establish the scope of the release or contribution protection provisions of this JCO. XV. EFFECT OF SETTLEMENT 78. The Parties agree and the Court by entering this JCO finds that the Settlement Payments set forth in Paragraph 7 and Exhibit A fully satisfy the Settling Defendants’ share of payments for the Released Claims. 79. The Parties agree and the Court by entering this JCO finds that the Settling Defendants’ payments set forth in Paragraph 7 and Exhibit A are not intended to and do not

93 extinguish the Settling Plaintiffs’ Claims against any other party, other than Settling Defendants and the Released Entities. 80. Nothing in this JCO shall be construed, nor is intended by the Parties, to limit in any way the liability of any Person that is not a Settling Defendant or a Released Entity. 81. Nothing in this JCO shall be construed, nor is intended by the Parties, to create any rights in, or to grant any cause of action to, any Person not a Party to, or not a Released Entity under, this JCO. The preceding sentence shall not be construed to waive or nullify any rights that any Person not a Party to this JCO may have under applicable State or federal law. 82. Based on the terms of the JCO, the Court finds that the Settlement Payments together with the other financial commitments made by the Settling Defendants in this JCO resolve Claims relating to the Chambers Works Site for a value exceeding $435,000,000. 83. The Parties intend, and this Court finds, that the Releases in the JCO resolve, release and bar Claims, including to the extent applicable by res judicata, brought by Carneys Point Township that seek to recover for the same or materially similar relief that Settling Plaintiffs are releasing in the JCO, and specifically including Carneys Point’s Environmental Rights Act Claims and all Claims within the scope of the Released Claims with respect to the Chambers Works Site (or that would be within the scope of the Released Claims if asserted by Settling Plaintiffs). Based on this, upon entry of this JCO, Settling Plaintiffs and the Settling Defendants will seek an order promptly dismissing the following litigation currently pending in the New Jersey court: Carneys Point Twp. v. E.I. du Pont de Nemours et al., Salem County Superior Court Docket No. SLM-L- 251-16, Appeal Docket No. A-002427-24. The Parties will reasonably cooperate to seek dismissal of, or otherwise address, any other Claims brought by Carneys Point Township that are resolved, released, and barred by this JCO.

94 XVI. JUDICIAL CONSENT ORDER PROCESS 84. This JCO has been subject to public notice and comment as required by Paragraphs 85 through 89. 85. In accordance with N.J.S.A. 58:10-23.11e2, Settling Plaintiffs published in the New Jersey Register and on the Department’s website the names of the Litigations and the Spill Act Directives, the names of the Parties to this proposed JCO, the location of the properties on which the Department had notice at the time of the publication that Discharges had occurred, and a summary of the terms of this proposed JCO, including the amount of monetary payments to be made. The Department provided written notice of this proposed JCO, including the information listed above, to other parties in the Litigations and to other potentially responsible parties of whom the Department had notice at the time of the publication. 86. Plaintiffs also published a copy of this proposed JCO on the Department’s website and arranged for notice to certain known interested persons, as described in this Section XVI. 87. In addition to the contents described in Paragraph 85, Plaintiffs’ notices explained that a copy of this proposed JCO was available on the Department’s website, explained that there were 60 Days to comment on this proposed JCO, and summarized this proposed JCO’s res judicata effects as an enforceable, binding final judgment that will preclude certain Claims in future litigation. 88. In addition to fulfilling the requirements of N.J.S.A. 58:10-23.11e2, the Department transmitted a copy of the notice described in Paragraph 85 to: a. Its primary contacts for all counties and municipalities within the State; b. Counsel for (i) all plaintiffs (including plaintiff-intervenors) residing in the State (except for those bringing PFAS Claims only for PFAS Personal Injury or for PFAS Property Damage) and all defendants (including defendant-intervenors) in the AFFF

95 Litigation, (ii) all respondents to the Spill Act Directives; and (iii) to the extent that Settling Defendants identified them and provided the Department with contact information for them, all plaintiffs in PFAS-related cases pending against Settling Defendants at the time of the publication described in Paragraph 85 in any State or federal court in New Jersey; and c. Other known interested Persons to whom written notice of the 3M JCO was distributed to by the Department. 89. The Parties also provided written notice of this proposed JCO by: a. Settling Defendants publishing notice in each of the following newspapers, in print or, where such newspaper is digital-only, digitally: Asbury Park Press, Atlantic City Press, Bergen Record, Burlington County Times, Courier Post, New Jersey Herald; South Jersey Times, and Star Ledger; and b. The Department publishing a copy of the New Jersey Register notice on the Contaminated Site Remediation and Redevelopment Program’s website and the Office of Natural Resource Restoration’s website, which the public can access at http://www.nj.gov/dep/srp/legal/ and https://dep.nj.gov/nrr/proposed-settlements/, respectively. 90. The notice described in this Section XVI is deemed compliant with the notice requirement of N.J.S.A. 58:10-23.11e2. 91. Upon conclusion of the 60-Day comment period set forth in Paragraph 87, the Department notified Settling Defendants that:

96 a. the Department received no comments that disclosed facts or considerations that indicated to the Department, in its sole discretion, that this JCO was inappropriate, improper, or inadequate; or b. the Department received comments that disclosed facts or considerations that indicated to the Department, in its sole discretion, that this JCO required amendment or was inappropriate, improper, or inadequate. 92. If, as set forth in Paragraph 91.b, the Department notified Settling Defendants that it believed this JCO required amendment or should be voided, the Department provided Settling Defendants with (i) the specifics of those draft amendments and a revised version of this JCO incorporating the amendments or (ii) a notification that the Department had determined preliminarily that this JCO should be voided. Settling Defendants had an opportunity to respond to the Department’s revised version of this JCO incorporating the amendments or to the Department’s preliminary determination that this JCO should be voided, and the Department considered Settling Defendants’ response with respect to the amended JCO or objections to the Department’s preliminary determination that this JCO should be voided. The Department did not make any final decision that this JCO should be voided until the Department worked in good faith with Settling Defendants to address the public comments that the Department received. XVII. GENERAL PROVISIONS 93. This JCO will constitute the final, complete, and exclusive agreement and understanding between the Settling Plaintiffs and the Settling Defendants with respect to the settlement embodied in this JCO. The Settling Plaintiffs and the Settling Defendants agree and acknowledge that there are no representations, agreements, or understandings relating to the settlement other than those that are expressly contained in this JCO. The Settling Plaintiffs and

97 the Settling Defendants agree not to disclose any draft of this JCO or any drafts of its Exhibits except pursuant to valid legal process or if required by a court of competent jurisdiction. 94. This JCO shall be governed and interpreted under the laws of the State of New Jersey, without regard to conflict-of-law principles. 95. This JCO shall be binding on the Settling Defendants, their successors, assignees, and any trustee in bankruptcy or receiver appointed pursuant to a proceeding in law or equity. 96. Dispute Resolution. Except as provided below and in Paragraph 16 with respect to resolution by the LSRP Panel of Disputed Scope and/or Costs in connection with the Year One RFS, any dispute between the Parties arising out of, based on, or involving this JCO shall be submitted to mediation on an expedited basis before a retired Judge of a New Jersey State Court or New Jersey Federal Court mutually agreed upon by the Parties. To the extent such mediation is unsuccessful within 90 Days, any Party may seek a judicial resolution of the dispute from this Court. In such an event, the terms of this JCO shall be interpreted in accordance with the standards governing the interpretation of contracts under the laws of the State of New Jersey. However, disputes with respect to the actual performance of Remediation at or from the Industrial Sites shall not be subject to this dispute resolution provision, and any such disputes will be resolved in accordance with applicable State and federal law, regulations, and court rules. Nothing herein prohibits the Parties from agreeing to mediate any disputes concerning the actual performance of Remediation at or from the Industrial Sites. 97. The Parties agree, upon entry of this JCO, not to contest the terms of this JCO, except that the Parties do not waive their rights to contest the interpretation or application of such terms in an action or proceeding brought to enforce this JCO pursuant to the dispute resolution process provided for in Paragraph 96.

98 98. Nothing in this JCO shall be deemed to constitute preauthorization of a claim against the Spill Fund within the meaning of N.J.S.A. 58:10-23.11k. or N.J.A.C. 7:1J. 99. If, following the Effective Date, any provision of this JCO is construed by a different court in a different matter (i.e., not on an appeal of the approval of this JCO, which will be subject to Paragraph 7.b) to be invalid or unenforceable (a) the Parties shall negotiate in good faith to the extent it may be necessary to modify any such provision to ensure its validity and enforceability, with such provision to be as similar in substance and in terms as the prior provision as may be possible and (b) the remainder of this JCO or the application of such provision to Persons or circumstances other than those as to which it is construed invalid or unenforceable shall not be affected thereby, and each provision of this JCO shall remain valid and be enforced to the maximum extent allowable by law. 100. The Parties agree that this JCO was negotiated fairly between the Parties at arm’s length and that the terms of this JCO shall be deemed to have been jointly and equally drafted by them, and that no provision of this JCO therefore should be construed against any Party on the grounds that the Party drafted, or was more responsible for drafting, the provision. XVIII. RETENTION OF JURISDICTION 101. This Court retains jurisdiction over both the subject matter of this JCO and the Parties for the duration of the performance of the terms of this JCO for the purpose of enabling any Party to apply to the Court, subject to the dispute resolution requirements set forth in Paragraph 96, at any time for such further order, direction, or relief as may be necessary or appropriate for the construction, interpretation, or modification of this JCO, or to effectuate or enforce compliance with this JCO’s terms.

99 XIX. COOPERATION AND DOCUMENT RETENTION 102. Settling Plaintiffs shall cooperate fully with Settling Defendants, Settling Defendants’ agents, and Settling Defendants’ counsel by providing Settling Defendants with any non-privileged, non-work-product-protected documents, data, communications, or information that Settling Defendants deem necessary to any insurance-recovery effort or tax-related filings. Settling Plaintiffs shall identify the allocation of Settlement Payments to (1) amounts constituting restitution or remediation within the meaning of IRS Code section 162(f)(2)(A) and (2) amounts not constituting restitution or remediation within the meaning of IRS Code section 162(f)(2)(A). Each of Settling Plaintiffs (i) will timely file IRS Forms 1098-F (or other required information return) and timely deliver a notice in accordance with Treas. Reg. section 1.6050X-1(c), in each case with respect to each Settling Defendant and prepared consistent with the terms of this JCO, including reporting all amounts paid under this JCO, other than the amount referenced in Paragraphs 7.c.iii and 11, as “Restitution/remediation amount” in Box 3 thereof, and (ii) will cooperate with the Settling Defendants as reasonably necessary for the Settling Defendants to establish the statements in Paragraph 12, including as contemplated by Treas. Reg. section 1.162- 21(b)(3)(ii). 103. The Settling Defendants agree not to oppose or interfere in any way with the Court’s approval of the 3M JCO. 104. The Parties will cooperate in good faith to carry out (i) the terms of this JCO, including the scope of the Releases and (ii) the ongoing permitting and Remediation actions at the Industrial Sites, including with applications for necessary licenses or permits (and renewals thereof) for manufacturing activities in relevant existing manufacturing locations. The Parties will provide reasonable assistance with the administration of the JCO and will aid in any public-notice requirements as set forth in Section XVI.

100 XX. MODIFICATION 105. This JCO or any provision of this JCO may be modified or waived only by written agreement duly executed by all Parties and approved by the Court. 106. Nothing in this JCO shall be deemed to alter the Court’s power to enforce, supervise, or approve modifications to this JCO. XXI. ENTRY OF THIS JCO 107. The Settling Defendants have consented to the entry of this JCO without further notice after the comment period specified in Paragraph 87. 108. So long as the Settling Plaintiffs do not receive public comments that disclose facts or considerations that indicate to Settling Plaintiffs, in their sole discretion, that the JCO is inappropriate, improper, or inadequate, upon conclusion of the Settling Plaintiffs’ review of any public comments received as a result of the notice described in Paragraphs 85 through 89 above, Plaintiffs shall promptly submit this JCO to the Court for entry. 109. Upon entry of this JCO by the Court, this JCO constitutes a final judgment under Federal Rules of Civil Procedure 54 and 58 among the Parties. 110. If for any reason the Court should decline to approve this JCO in the form presented, this agreement is voidable at the sole discretion of any Party and the terms of the agreement may not be used as evidence in any litigation among the Parties or third parties. XXII. SIGNATORIES/SERVICE 111. Each undersigned representative of each Party certifies that he or she is fully authorized to enter into the terms of this JCO and to execute and legally bind such Party to this JCO. 112. This JCO may be signed and dated in any number of counterparts, each of which shall be an original, and such counterparts shall together be one and the same JCO.

101 113. Any Party may execute this JCO by having its duly authorized signatory sign his or her name on the designated signature block below and transmitting that signature page electronically to counsel for all Parties. Any signature made and transmitted electronically for the purpose of executing this JCO shall be deemed an original signature for purposes of this JCO and shall be binding upon the Party transmitting the signature electronically. XXIII. NOTICES UNDER THIS JCO 114. Except as otherwise provided herein, any notices or other documents required to be sent to any Party pursuant to this JCO shall be sent by email as well as a hard copy by United States Mail, Certified Mail Return Receipt requested, or other nationally recognized courier service that provides for tracking services and identification of the Person signing for the document. The notices or documents shall be sent to the following addresses: For the Division of Law: Gary Wolf Section Chief Division of Law Department of Law and Public Safety R.J. Hughes Justice Complex 25 Market Street P.O. Box 093 Trenton, New Jersey 08625-0093 Gary.Wolf@law.njoag.gov For the Department and the Commissioner: Kimberly Cahall Chief Advisor and Chief Enforcement Officer Legal, Regulatory, and Enforcement Policy New Jersey Department of Environmental Protection 401 East State Street Trenton, New Jersey 08625 Kimberly.Cahall@dep.nj.gov For the Administrator:

102 David E. Haymes Administrator Spill Compensation Fund New Jersey Department of Environmental Protection ECA/Spill Fund Mail Code: 401-06J P.O. Box 420 Trenton, NJ 08625-0420 David.Haymes@dep.nj.gov For the Department, with respect to the CRACO: Stacey MacEwan Manager Office of Natural Resource Restoration New Jersey Department of Environmental Protection Mail Code: 501-03 P.O. Box 420 Trenton, NJ 08625-0420 stacey.macewan@dep.nj.gov For DCA: Gregory K. Turner Assistant Deputy of Enforcement Office of Consumer Protection, Division of Consumer Affairs 124 Halsey Street PO Box 45025 Newark, NJ 07101 TurnerG@dca.njoag.gov For Chemours and Chemours FC: The Chemours Company Office of the General Counsel 1007 Market Street Wilmington, DE 19801 Attn: Kristine M. Wellman kristine.m.wellman@chemours.com With a copy to: Graham W. Meli

103 JB Kelly Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 gwmeli@wlrk.com jbkelly@wlrk.com For New DuPont and DuPont Specialty Products: DuPont de Nemours, Inc. 974 Centre Rd. Wilmington, DE 19806 Attn: Erik T. Hoover erik.t.hoover@dupont.com With a copy to: Bradley H. Weidenhammer, P.C. Kirkland & Ellis LLP 333 West Wolf Point Plaza Chicago, IL 60654 bweidenhammer@kirkland.com For Corteva: Corteva Inc. 974 Centre Road Building 735 Wilmington, DE 19805 Attn: Cornel B. Fuerer cornel.b.fuerer@corteva.com With a copy to: Michael T. Reynolds Cravath, Swaine & Moore LLP 375 Ninth Avenue New York, NY 10001 mreynolds@cravath.com

104 For EIDP: EIDP, Inc. 974 Centre Road Building 735 Wilmington, DE 19805 Attn: Thomas A. Warnock thomas.a.warnock@corteva.com With a copy to: Michael T. Reynolds Cravath, Swaine & Moore LLP 375 Ninth Avenue New York, NY 10001 mreynolds@cravath.com

105 SO ORDERED this __ day of _____, 2025: ____________________________________ The Honorable Renée Marie Bumb Chief United States District Judge

106 THE NEW JERSEY DEPARTMENT OF ENVIRONMENTAL PROTECTION AND THE NEW JERSEY COMMISSIONER OF ENVIRONMENTAL PROTECTION CONSENT TO THE FORM AND ENTRY OF THIS ORDER By: Shawn M. LaTourette Commissioner New Jersey Department of Environmental Protection Dated: [Month, Day], 2025 NEW JERSEY SPILL COMPENSATION FUND CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: David E. Haymes, Administrator New Jersey Spill Compensation Fund Dated: [Month, Day], 2025 NEW JERSEY DIVISION OF CONSUMER AFFAIRS AND ITS DIRECTOR CONSENT TO THE FORM AND ENTRY OF THIS ORDER By: Elizabeth M. Harris, Acting Director New Jersey Division of Consumer Affairs Dated: [Month, Day], 2025

107 Matthew J. Platkin Attorney General of New Jersey Attorney for Plaintiffs and Division of Consumer Affairs By: Gwen Farley, Esq. Deputy Attorney General Dated: [Month, Day], 2025 THE CHEMOURS COMPANY CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025 THE CHEMOURS COMPANY FC, LLC CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025 DUPONT DE NEMOURS INC. CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025

108 CORTEVA, INC. CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025 EIDP, INC. (F/K/A E. I. DU PONT DE NEMOURS AND COMPANY) CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025 DUPONT SPECIALTY PRODUCTS USA, LLC CONSENTS TO THE FORM AND ENTRY OF THIS ORDER By: [To come] [Title] Dated: [Month, Day], 2025